Execution Version 002346-0005-14520-Active.17967989.19 ASSET PURCHASE AGREEMENT by and between Holtwood, LLC and BIF III Holtwood LLC Dated as of October 7, 2015

002346-0005-14520-Active.17967989.19 Table of Contents Page ARTICLE I DEFINITIONS AND RULES OF CONSTRUCTION .................................................................. 6 Section 1.1 Definitions..............................................................................................6 ARTICLE II PURCHASE AND SALE ............................................................................................................... 6 Section 2.1 Purchase and Sale of Transferred Assets ...............................................6 Section 2.2 Excluded Assets .....................................................................................7 Section 2.3 Assumption of Liabilities .......................................................................7 Section 2.4 Retained Liabilities ................................................................................7 Section 2.5 Purchase Price ........................................................................................7 Section 2.6 Surge Tank Remaining Budget Adjustment ..........................................8 Section 2.7 Capital Expenditures Adjustment ..........................................................9 Section 2.8 Adjustments and Prorations .................................................................10 Section 2.9 Closing .................................................................................................12 Section 2.10 Seller’s Deliverables ............................................................................12 Section 2.11 Buyer Deliverables...............................................................................13 Section 2.12 Nonassignability of Assets ...................................................................13 ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER ....................................................... 14 Section 3.1 Organization and Existence .................................................................14 Section 3.2 Authorization .......................................................................................14 Section 3.3 Consents ...............................................................................................15 Section 3.4 Noncontravention .................................................................................15 Section 3.5 Title; Sufficiency; Condition of Assets; Subsidiaries ..........................15 Section 3.6 Capital Expenditures ............................................................................16 Section 3.7 Absence of Certain Changes or Events ................................................16 Section 3.8 Legal Proceedings ................................................................................16 Section 3.9 Compliance with Laws; Permits ..........................................................16 Section 3.10 Material Contracts ................................................................................16 Section 3.11 Owned and Leased Real Property ........................................................18 Section 3.12 Employee Matters ................................................................................18 Section 3.13 Environmental Matters.........................................................................20 Section 3.14 Insurance ..............................................................................................20 Section 3.15 Taxes ....................................................................................................20 Section 3.16 Regulatory Status .................................................................................21 Section 3.17 Intellectual Property .............................................................................22 Section 3.18 Financial Statements; Absence of Undisclosed Liabilities ..................22 Section 3.19 Exclusive Representations and Warranties ..........................................22

2 002346-0005-14520-Active.17967989.19 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER ........................................................ 23 Section 4.1 Organization and Existence .................................................................23 Section 4.2 Authorization .......................................................................................23 Section 4.3 Consents ...............................................................................................23 Section 4.4 Noncontravention .................................................................................23 Section 4.5 Legal Proceedings ................................................................................24 Section 4.6 Compliance with Laws ........................................................................24 Section 4.7 Brokers .................................................................................................24 Section 4.8 Available Funds ...................................................................................24 Section 4.9 Investigation .........................................................................................24 Section 4.10 Disclaimer Regarding Projections .......................................................24 Section 4.11 Regulatory Status .................................................................................25 Section 4.12 Treasury Cash Grant Matters ...............................................................25 Section 4.13 No Other Representations or Warranties .............................................25 ARTICLE V COVENANTS .............................................................................................................................. 25 Section 5.1 Access to Information ..........................................................................25 Section 5.2 Conduct of Business Pending the Closing ...........................................26 Section 5.3 Support Obligations .............................................................................27 Section 5.4 Confidentiality; Publicity .....................................................................29 Section 5.5 Expenses ..............................................................................................30 Section 5.6 Regulatory and Other Approvals and Consents ...................................30 Section 5.7 Seller Marks .........................................................................................31 Section 5.8 Surge Tank Rehabilitation ...................................................................32 Section 5.9 Transfer Taxes .....................................................................................32 Section 5.10 Employee, Labor and Benefits Matters ...............................................32 Section 5.11 Tax Matters ..........................................................................................36 Section 5.12 Bulk Sales Laws ...................................................................................37 Section 5.13 Further Actions ....................................................................................37 Section 5.14 FERC Boundary Issues; Buyer’s Title Insurance; Liens .....................38 Section 5.15 Treasury Cash Grant Matters. ..............................................................39 ARTICLE VI SPECIFIED CONDITIONS ......................................................................................................... 40 Section 6.1 Buyer’s Condition Precedents..............................................................40 Section 6.2 Seller’s Condition Precedents ..............................................................41 ARTICLE VII SURVIVAL; INDEMNIFICATION AND RELEASE ................................................................ 42 Section 7.1 Survival ................................................................................................42 Section 7.2 Indemnification by Seller .....................................................................43 Section 7.3 Indemnification by Buyer ....................................................................44 Section 7.4 Indemnification Procedures .................................................................44 Section 7.5 General .................................................................................................45

3 002346-0005-14520-Active.17967989.19 Section 7.6 “As Is” Sale; Release ...........................................................................47 Section 7.7 Right to Specific Performance; Certain Limitations ............................47 ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER .................................................................... 48 Section 8.1 Grounds for Termination .....................................................................48 Section 8.2 Effect of Termination ...........................................................................49 ARTICLE IX MISCELLANEOUS ..................................................................................................................... 49 Section 9.1 Notices .................................................................................................49 Section 9.2 Severability ..........................................................................................51 Section 9.3 Counterparts .........................................................................................51 Section 9.4 Entire Agreement; No Third Party Beneficiaries.................................51 Section 9.5 Governing Law ....................................................................................51 Section 9.6 Consent to Jurisdiction; Waiver of Jury Trial ......................................51 Section 9.7 Assignment ..........................................................................................52 Section 9.8 Headings ..............................................................................................52 Section 9.9 Construction .........................................................................................52 Section 9.10 Amendments and Waivers ...................................................................53 Section 9.11 Schedules and Exhibits ........................................................................53

4 002346-0005-14520-Active.17967989.19 Exhibits Exhibit A Talen Energy Supply Guaranty Exhibit B Buyer Parent Guaranty Exhibit C Form of Deed Exhibit D Form of Bill of Sale and Assignment Agreement Exhibit E Post-Closing Confidentiality Agreement Exhibit F Owner’s Affidavit Exhibit G Title Insurance Commitments Schedules Schedule 1.1(a) Permitted Liens Schedule 1.1(b) Seller’s Knowledge Schedule 1.1(c) Buyer’s Knowledge Schedule 1.1(d) Machinery and Equipment held by Seller Schedule 1.1(e) Tangible Personal Property Schedule 1.1(f) Transferred Affiliate Contracts Schedule 1.1(g) Excluded Permits Schedule 1.1(h) Description of Affiliate Services Schedule 2.8 Prorated Items Schedule 3.3 Seller’s Consents Schedule 3.5(b) Sufficiency of Assets Schedule 3.5(c) Condition of Machinery and Equipment Schedule 3.6 Capital Expenditure Projects for the 2015 Fiscal Year Schedule 3.7 Absence of Certain Changes or Events Schedule 3.8 Seller’s Legal Proceedings Schedule 3.9(i) Compliance with Laws Schedule 3.9(ii) Material Permits Schedule 3.9(iii) Compliance with Material Permits Schedule 3.9(iv) Notice of any Violation of Law Schedule 3.10(a) Material Contracts Schedule 3.10(d) Defaults under Material Contracts Schedule 3.11(a)(i) Deeds for Owned Real Property Schedule 3.11(a)(ii) Description of FERC Boundary Owned Real Property Schedule 3.11(a)(iii) Description of Donation Property Schedule 3.11(b) List of Leased Real Property Schedule 3.12(a) Benefit Plans Schedule 3.12(b) Outstanding Determination Letter Applications Schedule 3.12(d) Employment Matters Schedule 3.12(e) List of Seller’s Employees Schedule 3.13 Environmental Matters Schedule 3.14 Insurance Schedule 3.15 Taxes Schedule 3.16 Regulatory Status Schedule 3.17(a)(i) Transferred Intellectual Property Schedule 3.17(a)(ii) Liens related to Transferred Intellectual Property Schedule 3.18 Undisclosed Liabilities

5 002346-0005-14520-Active.17967989.19 Schedule 4.3 Buyer’s Consents and Filings Schedule 5.2(a) Conduct of Business Pending the Closing Schedule 5.3(a) Support Obligations Schedule 5.10(e) Severance Programs Schedule 5.14(a) Specified Excluded Real Property Schedule 5.14(b) Requirements of Seller under Title Insurance Commitments Schedule 5.14(c) Specified Liens and Related Actions

6 002346-0005-14520-Active.17967989.19 This ASSET PURCHASE AGREEMENT (this “Agreement”) is dated as of October 7, 2015 and is by and between Holtwood, LLC, a Delaware limited liability company (“Seller”), and BIF III Holtwood LLC, a limited liability company organized under the laws of Delaware (“Buyer”). RECITALS WHEREAS, Seller owns, maintains and operates the Holtwood hydroelectric generating facility, located in Holtwood, Pennsylvania, and the Lake Wallenpaupack hydroelectric generating facility, located in Hawley, Pennsylvania and certain other assets associated with such facilities and ancillary thereto (collectively, the “Facilities”); WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase and assume from Seller the Facilities, including certain of its assets and liabilities related thereto; WHEREAS, Talen Energy Supply, LLC, a Delaware limited liability company (“Talen Energy Supply”), has executed and delivered to Buyer a guaranty (the “Talen Energy Supply Guaranty”), a copy of which is attached hereto as Exhibit A, dated as of the date hereof, for the benefit of Buyer; and WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Guarantor, which indirectly owns 100% of the equity interests of Buyer, has executed and delivered to Seller the Buyer Parent Guaranty, a copy of which is attached hereto as Exhibit B, pursuant to which the Guarantor guarantees the payment by Buyer of an amount equal to the Purchase Price payable at Closing. NOW THEREFORE, in consideration of the premises and agreements in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows: ARTICLE I DEFINITIONS AND RULES OF CONSTRUCTION Section 1.1 Definitions. Capitalized terms used in this Agreement have the meanings ascribed to them by definition in this Agreement or in Appendix A hereto. ARTICLE II PURCHASE AND SALE Section 2.1 Purchase and Sale of Transferred Assets. On the terms and subject to the conditions set forth herein, Seller agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest, in the Transferred Assets, free and clear of all Liens, other than Permitted Liens.

7 002346-0005-14520-Active.17967989.19 Section 2.2 Excluded Assets. Notwithstanding anything herein to the contrary, from and after the Closing, Seller and its Affiliates shall retain all of their existing right, title and interest in and to the Excluded Assets. For the avoidance of doubt, the Transferred Assets shall not include the Excluded Assets. Section 2.3 Assumption of Liabilities. On the terms and subject to the conditions set forth herein, Buyer shall assume and discharge or perform when due all the Assumed Liabilities. Subject to the other terms and conditions of this Agreement (including, without limiting or reducing in any respect, the rights of any Indemnified Buyer Entity to indemnification pursuant to Section 5.11 or Section 7.2) Buyer, for itself and each of its Affiliates, hereby irrevocably and unconditionally waives and releases Seller and each of its Affiliates from all Assumed Liabilities. Section 2.4 Retained Liabilities. On the terms and subject to the conditions set forth herein, Seller and its Affiliates shall retain and be responsible for all Retained Liabilities. Subject to the other terms and conditions of this Agreement, Seller, for itself and each of its Affiliates, hereby irrevocably and unconditionally waives and releases Buyer and each of its Affiliates from all Retained Liabilities. Section 2.5 Purchase Price. (a) On the terms and subject to the conditions set forth herein, in consideration of the sale of the Transferred Assets, at the Closing, in addition to the assumption of the Assumed Liabilities, Buyer shall pay to Seller an aggregate purchase price (the “Purchase Price”) equal to $859,570,000 (the “Base Purchase Price”), as adjusted by (i) the Estimated Surge Tank Remaining Budget (in accordance with Section 2.6(a)) and (ii) the Estimated Proration Adjustment Amount (in accordance with Section 2.8(b)), by wire transfer of immediately available funds in U.S. Dollars to such account or accounts as specified by Seller to Buyer in writing at least two (2) Business Days prior to the Closing. (b) Within ninety (90) days following the Closing Date, Seller shall provide to Buyer an allocation of the Base Purchase Price, together with any other amounts properly included in the purchase price for U.S. federal income Tax purposes, among the Transferred Assets (the “Purchase Price Allocation”). The Purchase Price Allocation shall be prepared in accordance with Section 1060 of the Code, as applicable, and the applicable Treasury Regulations thereunder. If within thirty (30) days following delivery of such allocation Buyer objects to such allocation to Seller in writing, Seller and Buyer shall negotiate in good faith to attempt to resolve their disagreement and agree on the Purchase Price Allocation. If the Parties agree on a Purchase Price Allocation and thereafter any adjustment to the Base Purchase Price occurs pursuant to the terms of this Agreement, then within thirty (30) days of such adjustment, Seller shall provide to Buyer a revised Purchase Price Allocation, allocating any such adjustments among the Transferred Assets, and if within thirty (30) days following delivery of such allocation Buyer objects to such proposed revised allocation to Seller in writing, Seller and Buyer shall negotiate in good faith to attempt to resolve their disagreement and agree on the Purchase Price Allocation. Should such foregoing negotiations not result in an agreement within twenty (20) days after receipt by Seller of such written objection from Buyer, then either (i) Seller or (ii) Buyer may submit this matter to the Independent Accounting Firm. The

8 002346-0005-14520-Active.17967989.19 Independent Accounting Firm will deliver to Seller and Buyer a written determination of the final Purchase Price Allocation (such determination to include a worksheet setting forth all material calculations used in arriving at such determination and to be based solely on information provided to the Independent Accounting Firm by Seller and Buyer) within thirty (30) days of the submission of the dispute to the Independent Accounting Firm, which determination will be final, binding and conclusive on the Parties absent manifest error. All fees and expenses relating to the work, if any, to be performed by the Independent Accounting Firm pursuant to this Section 2.5(b) will be split and paid for on a 50%/50% basis between (A) Seller and (B) Buyer. None of Seller, Buyer or any Affiliate of any of the foregoing shall take, or permit any Affiliate to take, any position for any Tax purpose (whether in connection with audits, Tax Returns or otherwise) that is inconsistent with the final Purchase Price Allocation, except as required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of state, local or non-U.S. Tax law). The Parties will file Forms 8594 with the Internal Revenue Service consistent with the Purchase Price Allocation. Section 2.6 Surge Tank Remaining Budget Adjustment. (a) At least five (5) Business Days prior to the Closing Date, Seller will deliver to Buyer a worksheet setting forth Seller’s good faith reasonable estimate of the Surge Tank Remaining Budget as of the Closing Date (the “Estimated Surge Tank Remaining Budget”), together with reasonable detail and supporting material regarding the computation thereof. The Base Purchase Price payable at the Closing will be decreased by an amount equal to the Estimated Surge Tank Remaining Budget, if any. (b) Within thirty (30) days after the Closing, Buyer will prepare and deliver to Seller a computation (the “Remaining Budget Adjustment Statement”) of the actual Surge Tank Remaining Budget as of the Closing Date (the “Actual Surge Tank Remaining Budget”), together with reasonable detail and supporting material regarding the computation thereof. If within thirty (30) days following delivery of the Remaining Budget Adjustment Statement, Seller does not object in writing thereto to Buyer, then the Actual Surge Tank Remaining Budget shall be as reflected on the Remaining Budget Adjustment Statement. (c) If within thirty (30) days following delivery of the Remaining Budget Adjustment Statement Seller objects to the Remaining Budget Adjustment Statement to Buyer in writing, then Seller and Buyer shall negotiate in good faith and attempt to resolve their disagreement. Should such negotiations not result in an agreement within twenty (20) days after receipt by Buyer of such written objection from Seller, then the matter shall be submitted for resolution and determination to the Independent Accounting Firm. The Independent Accounting Firm will deliver to Seller and Buyer a written determination of the disputed Actual Surge Tank Remaining Budget (such determination to include a worksheet setting forth all material calculations used in arriving at such determination and to be based solely on information provided to the Independent Accounting Firm by Buyer and Seller) within thirty (30) days of the submission of the dispute to the Independent Accounting Firm, which determination will be final, binding and conclusive on the Parties. In resolving any disagreement, the Independent Accounting Firm may not assign any value to a disputed item greater than the greatest value claimed for such disputed item by any Party or lesser than the lowest value claimed for such disputed item by any Party. All fees and expenses relating to the work, if any, to be performed

9 002346-0005-14520-Active.17967989.19 by the Independent Accounting Firm pursuant to this Section 2.6 will be allocated between Seller and Buyer in inverse proportion as each shall prevail in respect of the dollar amount of disputed items so submitted (as finally determined by the Independent Accounting Firm). (d) If, following the determination of the Actual Surge Tank Remaining Budget (as agreed between the Parties or as determined by the Independent Accounting Firm), the Estimated Surge Tank Remaining Budget less the Actual Surge Tank Remaining Budget is a positive number, then Buyer, shall be obligated to pay Seller a cash payment equal to such positive number. If the Estimated Surge Tank Remaining Budget less the Actual Surge Tank Remaining Budget is a negative number, then Seller shall be obligated to pay Buyer a cash payment equal to the absolute value of such negative number. Any such payment will be due and payable within ten (10) Business Days after the Actual Surge Tank Remaining Budget is finally determined as provided in this Section 2.6 and will be payable by wire transfer of immediately available funds to such account or accounts as shall be specified by Buyer or Seller, as applicable, to the other Party in writing. Any such payment will be treated as an adjustment to the Purchase Price for all Tax purposes, to the maximum extent permitted by applicable Law. (e) Following the Closing, Seller and Buyer shall cooperate and provide each other and, if applicable, the Independent Accounting Firm, with reasonable access to such books, records and employees as are reasonably requested in connection with the preparation of the Remaining Budget Adjustment Statement and the other matters addressed in this Section 2.6. Section 2.7 Capital Expenditures Adjustment. (a) Within thirty (30) days after the later of (i) the Closing and (ii) the completion of the Surge Tank Rehabilitation, Buyer will prepare and deliver to Seller a computation (the “Surge Tank Completion Adjustment Statement”) of the actual Capital Expenditures Adjustment (the “Actual Capital Expenditures Adjustment”), together with reasonable detail and supporting material regarding the computation thereof. If within thirty (30) days following delivery of the Surge Tank Completion Adjustment Statement, Seller does not object in writing thereto to Buyer, then the Actual Capital Expenditures Adjustment shall be as reflected on the Surge Tank Completion Adjustment Statement. (b) If within thirty (30) days following delivery of the Surge Tank Completion Adjustment Statement Seller objects to the Surge Tank Completion Adjustment Statement to Buyer in writing, then Buyer and Seller shall negotiate in good faith and attempt to resolve their disagreement. Should such negotiations not result in an agreement within twenty (20) days after receipt by Buyer of such written objection from Seller, then the matter shall be submitted for resolution and determination to the Independent Accounting Firm. The Independent Accounting Firm will deliver to Buyer and Seller a written determination of the disputed Actual Capital Expenditures Adjustment (such determination to include a worksheet setting forth all material calculations used in arriving at such determination and to be based solely on information provided to the Independent Accounting Firm by Buyer and Seller) within thirty (30) days of the submission of the dispute to the Independent Accounting Firm, which determination will be final, binding and conclusive on the Parties. In resolving any disagreement, the Independent Accounting Firm may not assign any value to a disputed item greater than the greatest value claimed for such disputed item by any Party or lesser than the lowest value claimed for such

10 002346-0005-14520-Active.17967989.19 disputed item by any Party. All fees and expenses relating to the work, if any, to be performed by the Independent Accounting Firm pursuant to this Section 2.7 will be allocated between Seller and Buyer in inverse proportion as each shall prevail in respect of the dollar amount of disputed items so submitted (as finally determined by the Independent Accounting Firm). (c) If, following the determination of the Actual Capital Expenditures Adjustment (as agreed between the Parties or as determined by the Independent Accounting Firm), the Actual Capital Expenditures Adjustment is a positive number, then Seller, shall be obligated to pay Buyer a cash payment equal to such positive number. If, following the determination of the Actual Capital Expenditures Adjustment (as agreed between the Parties or as determined by the Independent Accounting Firm), the Actual Capital Expenditures Adjustment is a negative number, then Buyer shall be obligated to pay Seller a cash payment equal to the absolute value of such negative number. Any such payment will be due and payable within ten (10) Business Days after the Actual Capital Expenditures Adjustment is finally determined as provided in this Section 2.7 and will be payable by wire transfer of immediately available funds to such account or accounts as shall be specified by Buyer or Seller, as applicable, to the other Party in writing. Any such payment will be treated as an adjustment to the Purchase Price for all Tax purposes, to the maximum extent permitted by applicable Law. (d) Following the Closing, Seller and Buyer shall cooperate and provide each other and, if applicable, the Independent Accounting Firm, with reasonable access to such books, records and employees as are reasonably requested in connection with the preparation of the Surge Tank Completion Adjustment Statement and the other matters addressed in this Section 2.7. Section 2.8 Adjustments and Prorations. (a) The operation of the Business until 11:59 p.m. (Eastern Prevailing Time) on the day immediately preceding the Closing Date (the “Effective Time”) shall be for the account of Seller and thereafter for the account of Buyer. The Parties agree that all of the items listed on Schedule 2.8 (the “Prorated Items”) relating to the Transferred Assets shall be prorated as of the Effective Time in accordance with Section 2.8. Schedule 2.8 also contains an example of the calculation of the proration of the real property taxes and other Taxes attributable to the Transferred Assets. (b) At least three (3) Business Days prior to the Closing Date, Seller will deliver to Buyer a worksheet setting forth (i) Seller’s good faith reasonable estimate of the Prorated Amount for each Prorated Item (with respect to each Prorated Item, the “Estimated Prorated Amount”), as well as, in each case, reasonable detail and supporting material regarding the computation thereof, and (ii) the aggregate sum of the Estimated Prorated Amounts (the “Estimated Proration Adjustment Amount”). In the event that, with respect to any Prorated Item, actual figures are not available as of the time of the calculation of the Estimated Prorated Amount, the Estimated Prorated Amount for such Prorated Item shall be a good faith reasonable estimate, including (as applicable) based upon the actual fee, cost or amount of the Prorated Item for the most recent preceding year (or appropriate period) for which an actual fee, cost or amount paid is available. If the Estimated Proration Adjustment Amount is a positive number, the Base Purchase Price payable at Closing will be increased by an amount equal to such Estimated

11 002346-0005-14520-Active.17967989.19 Proration Adjustment Amount. If the Estimated Proration Adjustment Amount is a negative number, the Base Purchase Price payable at Closing will be decreased by an amount equal to the absolute value of such Estimated Proration Adjustment Amount. (c) As soon as Buyer obtains Knowledge of the actual Prorated Amount with respect to any Prorated Item (including through notification by Seller), Buyer shall promptly notify Seller of such Prorated Item and actual Prorated Amount, together with reasonable detail and supporting material regarding the computation thereof. For any Prorated Item with respect to which the Estimated Prorated Amount is not equal to the actual Prorated Amount, within thirty (30) days of the date when Buyer has delivered the above notice with respect to such Prorated Item, Buyer shall calculate (A) the Prorated Amount for such Prorated Item using the actual available amounts (the “Actual Prorated Amount”), and (B) the absolute value of the difference between the Estimated Prorated Amount and the Actual Prorated Amount for such Prorated Item (the “Prorated Difference”) and provide Seller with such calculation, together with reasonable detail and supporting material regarding the computation thereof (the “Proration Adjustment Notice”). Subject to any dispute as to such amounts (which shall be resolved pursuant to Section 2.8(d)), (i) if the Actual Prorated Amount (whether a positive or a negative number) is greater than the Estimated Prorated Amount (whether a positive or a negative number) for such Prorated Item, Buyer shall pay an amount equal to the Prorated Difference to Seller within thirty (30) days of the date of the Proration Adjustment Notice, or, in the case of a dispute, within thirty (30) days of the date on which the Actual Prorated Amount is finally determined in accordance with Section 2.8(d) or (ii) if the Estimated Prorated Amount (whether a positive or a negative number) is greater than the Actual Prorated Amount (whether a positive or a negative number) for such Prorated Item, Seller shall pay an amount equal to the Prorated Difference to Buyer within thirty (30) days of the date of the Proration Adjustment Notice or, in the case of a dispute, within thirty (30) days of the date on which the Actual Prorated Amount is finally determined in accordance with Section 2.8(d). (d) In the event that Seller disagrees with the computation of the Actual Prorated Amount for any Prorated Item to be determined under this Section 2.8, Seller may provide a written notice of the disagreement to Buyer within thirty (30) days after the date of the Proration Adjustment Notice, and Buyer and Seller shall negotiate in good faith and attempt to resolve their disagreement. Should such negotiations not result in an agreement within twenty (20) days after delivery of such notice of disagreement, then the matter shall be submitted to the Independent Accounting Firm. The Independent Accounting Firm will deliver to Buyer and Seller a written determination of the Actual Prorated Amount and the Prorated Difference with respect to the disputed item (such determination to include a worksheet setting forth all material calculations used in arriving at such determination and to be based solely on information provided to the Independent Accounting Firm by Buyer and Seller) within thirty (30) days of the submission of the dispute to the Independent Accounting Firm, which determination will be final, binding and conclusive on the Parties. In resolving any disagreement, the Independent Accounting Firm may not assign any value to a disputed item greater than the greatest value claimed for such disputed item by any Party or lesser than the lowest value claimed for such disputed item by any Party. All fees and expenses relating to the work, if any, to be performed by the Independent Accounting Firm pursuant to this Section 2.8(d) will be allocated between Seller

12 002346-0005-14520-Active.17967989.19 and Buyer in inverse proportion as each shall prevail in respect of the dollar amount of disputed items so submitted (as finally determined by the Independent Accounting Firm). (e) If, after the Closing, (i) Seller or any of its Affiliates receives any payment that is for the account of Buyer according to the terms of this Agreement, including any Transferred Asset, Seller shall promptly deliver (or cause its Affiliate to deliver) such payment to Buyer, and (ii) Buyer or any of its Affiliates receives any payment that is for the account of Seller according to the terms of this Agreement, including any Excluded Asset, Buyer shall promptly deliver (or cause its Affiliate to deliver) such payment to Seller. (f) Following the Closing, Seller and Buyer shall cooperate and provide each other and, if applicable, the Independent Accounting Firm, with reasonable access to such books, records and employees as are reasonably requested in connection with the matters addressed in Sections 2.6(c) and (d). Section 2.9 Closing. The closing of the purchase and sale of the Transferred Assets (the “Closing”) shall take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, ten (10) Business Days after the satisfaction or waiver of all conditions to the Closing set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at such time) or at such other time, date and place as may be mutually agreed by the Parties, (the date on which the Closing actually occurs being referred to as the “Closing Date”); provided that, in all events the Closing Date and the Closing shall not take place prior to January 1, 2016. The Closing shall be deemed effective as of 12:01 a.m. (Eastern Prevailing Time) on the Closing Date. Section 2.10 Seller’s Deliverables. At the Closing, Seller shall have delivered, or cause to have been delivered, to Buyer each of the following, with each delivery being deemed to have occurred simultaneously with the other events: (a) the Deeds, duly executed and properly acknowledged by Seller; (b) a counterpart of the Bill of Sale and Assignment Agreement, duly executed by Seller; (c) in addition to the Bill of Sale and Assignment Agreement, any assignment and assumption agreements that are necessary based on Counterparty requirements (including any required Third Party Consents) for Seller to assign to Buyer any Assigned Contracts, in such form reasonably acceptable to both Parties, duly executed by Seller; (d) a certification of Seller’s non-foreign status as set forth in Section 1445 of the Code (or its direct or indirect regarded parent’s non-foreign status, if Seller is a disregarded entity for U.S. federal income tax purposes); and (e) any other documents required for such Closing under applicable Law or under Section 6.1(c).

13 002346-0005-14520-Active.17967989.19 Section 2.11 Buyer Deliverables. At the Closing, Buyer shall have delivered, or cause to have been delivered, to Seller each of the following, with each delivery being deemed to have occurred simultaneously with the other events: (a) a counterpart of the Bill of Sale and Assignment Agreement, duly executed by Buyer; (b) in addition to the Bill of Sale and Assignment Agreement, any assignment and assumption agreements that are necessary based on Counterparty requirements (including any required Third Party Consents) for Seller to assign to Buyer any Assigned Contracts, in such form reasonably acceptable to both Parties, duly executed by Buyer; (c) any other documents required for such Closing under applicable Law or under Section 6.2(c); and (d) the Base Purchase Price, as adjusted in accordance with (i) Section 2.6(a) and (ii) Section 2.8(b). Section 2.12 Nonassignability of Assets. From and after the date of this Agreement, Buyer and Seller shall use their respective reasonable best efforts to obtain the written consent, from each party (other than Seller or any of its Affiliates) (each a “Counterparty”) to each Assigned Contract, to the assignment and assumption of such Assigned Contract at Closing. Without limiting the foregoing, Buyer’s efforts shall include entering into a master agreement or similar enabling agreement with any such Counterparty, on substantially the same terms as those in place on the date hereof in a master or enabling agreement between Seller and such Counterparty, in connection with the assignment to Buyer of one or more purchase orders or similar Contracts that represent Assigned Contracts subject to such master agreement or enabling agreement with Seller. Notwithstanding anything to the contrary contained in this Agreement, to the extent that the sale, assignment, sublease, transfer, conveyance or delivery or attempted sale, sublease, assignment, transfer, conveyance or delivery to Buyer of any asset that would be a Transferred Asset (including any Assigned Contracts) or any claim or right or any benefit arising thereunder or resulting therefrom is prohibited by any applicable Law or would require any governmental or third party authorizations, approvals, consents or waivers (including as described on Schedule 3.3), and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing, the Closing shall proceed without the sale, assignment, sublease, transfer, conveyance or delivery of such asset as identified in writing by either Party to the other Party, not less than five (5) days prior to the Closing Date, unless such failure causes a failure of any of the conditions to Closing set forth in Section 6.1(d), Section 6.1(e), Section 6.2(d) or Section 6.2(e), in which event the Closing shall proceed only if the failed condition is waived by the Party entitled to the benefit thereof in accordance with such closing condition. In the event that the failed condition is waived and the Closing proceeds without the transfer, sublease or assignment of any such asset, then (i) such asset shall be regarded as a Transferred Asset for purposes of the calculations required under Section 2.8 if such asset is a current asset and (ii) following the Closing, the Parties shall continue to use their reasonable best efforts, and cooperate with each other, to obtain promptly such authorizations, approvals, consents or waivers. Pending such authorization, approval, consent or waiver, the Parties shall cooperate with each other in any mutually agreeable, commercially reasonable and lawful back-to-back

14 002346-0005-14520-Active.17967989.19 arrangements designed to provide to Buyer the benefits of use of such asset and to Seller or its Affiliates the benefits, including any indemnities, that they would have obtained had the asset been conveyed to Buyer at the Closing. Once authorization, approval, consent or waiver for the sale, assignment, sublease, transfer, conveyance or delivery of any such asset not sold, assigned, subleased, transferred, conveyed or delivered at the Closing is obtained, Seller shall or shall cause the relevant Affiliates to, assign, transfer, convey and deliver such asset to Buyer at no additional cost. To the extent that any such asset cannot be transferred or the full benefits of use of any such asset cannot be provided to Buyer following the Closing pursuant to this Section 2.12, then Buyer and Seller shall enter into such mutually agreeable, commercially reasonable and lawful back-to-back arrangements (including subleasing, sublicensing or subcontracting) to provide to the Parties substantially the same the economic (taking into account Tax costs and benefits) and operational equivalent rights and obligations, to the extent permitted, of obtaining such authorization, approval, consent or waiver and the performance by Buyer of the obligations thereunder. With respect to the foregoing back-to-back arrangements, Seller shall hold in trust for and pay to Buyer promptly upon receipt thereof, all income, proceeds and other monies received by Seller or any of its Affiliates in connection with its use of any asset (net of any Taxes and any other costs imposed upon Seller or any of its Affiliates) in connection with the arrangements under this Section 2.12, which trust arrangement shall be documented in any such back-to-back arrangements. For the avoidance of doubt, it is specifically acknowledged and agreed by the Parties that neither Buyer nor Seller shall be obligated to incur, pay, reimburse or provide or cause any of their respective Affiliates to incur, pay, reimburse or provide, any liability, compensation, consideration or charge to obtain the written consent of any Counterparty to the assignment and assumption of any Assigned Contract. ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER Except as disclosed in the correspondingly numbered Schedules (with any disclosure in a Schedule delivered by Seller being deemed and understood to be a disclosure in each other Schedule delivered by Seller to which the applicability of the disclosure is apparent on its face, notwithstanding reference to a specific section or paragraph), Seller hereby represents and warrants as of the date hereof as follows: Section 3.1 Organization and Existence. Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority required to enter into this Agreement and consummate the transactions contemplated hereby and to carry on the Business as currently conducted. Seller is duly qualified or licensed to do business and in good standing in each other jurisdiction where the conduct of the Business make such qualification or licensing necessary, except in those jurisdictions where the failure to be so qualified or licensed would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Section 3.2 Authorization. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby are within Seller’s powers and have been duly authorized by all necessary action on the

15 002346-0005-14520-Active.17967989.19 part of Seller. This Agreement constitutes (assuming the due execution and delivery by the other Parties hereto) a valid and legally binding obligation of Seller enforceable against Seller in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law). Section 3.3 Consents. Except as set forth on Schedule 3.3, no material Permit or Order (each a “Consent”) of, or material registration, notice, declaration or filing (each, a “Filing”) with, any Governmental Entity or third party is required for or in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby, other than Consents and Filings that have been obtained or made by Seller. Section 3.4 Noncontravention. The execution, delivery and performance of this Agreement by Seller does not, and the consummation by Seller of the transactions contemplated hereby will not (i) contravene or violate any provision of the organizational documents of Seller, (ii) subject to obtaining the Consents and making the Filings listed in Schedule 3.3, conflict with or violate any Law or conflict with, in any material respect, or result in any violation of or default (with or without notice or lapse of time, or both) under, in any material respect, or give rise to a right of termination or cancellation under, any provision of any Permit or any Order applicable to Seller or the Transferred Assets or by which Seller or the Transferred Assets are bound, (iii) subject to obtaining the Consents or making the Filings listed in Schedule 3.3, contravene or violate any provision of, or result in the termination or acceleration of, or entitle any party to accelerate any obligation or indebtedness under, any Contract, except for any such violations or defaults (or rights of termination, cancellation or acceleration) which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (iv) result in the imposition or creation of any Lien on the Transferred Assets (other than Permitted Liens). Section 3.5 Title; Sufficiency; Condition of Assets; Subsidiaries. (a) Seller has valid title to, or valid leasehold interests in, the Transferred Assets (other than any Intellectual Property, which is addressed in Section 3.17, and other than real estate interests, which are addressed in Section 3.11) free and clear of all Liens, other than Permitted Liens. (b) Except as provided on Schedule 3.5(b), the Transferred Assets include all the assets necessary to permit Buyer to conduct the Business after the Closing in a manner substantially equivalent in all material respects to the manner as it is being conducted on the date of this Agreement in compliance in all material respects with all applicable Law and to perform all Assumed Liabilities in all material respects. (c) Except for such exceptions as are not, individually or in the aggregate, material to the Business (taken as a whole) or as provided on Schedule 3.5(c), the Machinery and Equipment included among the Transferred Assets are in normal operating condition for similar facilities of a similar age and in a state of reasonable maintenance and repair and are suitable in

16 002346-0005-14520-Active.17967989.19 all material respects for the purposes for which they are now being used in the conduct of the Business. (d) Seller does not have any Subsidiaries. Section 3.6 Capital Expenditures. As of Closing, Seller will have completed all of the non-recurring capital expenditure projects set forth in Schedule 3.6. Section 3.7 Absence of Certain Changes or Events. Except (a) as set forth on Schedule 3.7, and (b) for any action taken by Seller that would be permitted without Buyer’s consent under Section 5.2, since December 31, 2014, the Business has been conducted in accordance with the ordinary course of business consistent with past practices, except in connection with any process relating to the sale of the Business, including entering into this Agreement. Since December 31, 2014, there has not been any change, event or effect that, individually or in the aggregate with other changes, events or effects, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect. Section 3.8 Legal Proceedings. Except as disclosed on Schedule 3.8, there are no Claims or Orders pending or, to Seller’s Knowledge, threatened against or otherwise relating to the Transferred Assets or the Business before any Governmental Entity or any arbitrator that would, individually or in the aggregate, reasonably be expected to have a material adverse effect to the Business as a whole. Section 3.9 Compliance with Laws; Permits. Except as disclosed on Schedule 3.9(i), the Business currently is, and during the last three (3) years has been, conducted in compliance in all material respects with all Laws applicable to it or any of the Transferred Assets. All material Permits required in connection with the Business as currently conducted are set forth on Schedule 3.9(ii). Except as disclosed on Schedule 3.9(iii), Seller is in compliance in all material respects with the terms of all such Permits and each such Permit is in full force and effect. Except as would not reasonably be expected to have a material adverse effect to the Business as a whole or as disclosed on Schedule 3.9(iv), neither Seller nor any of its Affiliates has received written notice of any violation of Law with respect to the Business or the Transferred Assets during the last three (3) years. This Section 3.9 does not relate to (i) employee matters, which matters are the subject of Section 3.12, (ii) environmental matters, which matters are the subject of Section 3.13, or (iii) matters related to Taxes, which matters are the subject of Section 3.15. Section 3.10 Material Contracts. (a) Schedule 3.10(a) sets forth, as of the date of this Agreement, a list of the following Contracts Related to the Business to which Seller is a party or by which the Transferred Assets may be bound, excluding the Excluded Affiliate Arrangements and Benefit Plans (the “Material Contracts”): (i) Contracts for the future purchase, exchange or sale of electric energy, capacity or ancillary services, renewable energy credits or other environmental attributes;

17 002346-0005-14520-Active.17967989.19 (ii) Contracts for the future purchase, exchange, sale or transportation of water; (iii) Contracts for the future transmission of electric power (other than Contracts for transmission services provided under a tariff of general applicability); (iv) Contracts for the interconnection of electric generation facilities to third- party transmission facilities; (v) other than Contracts of the nature addressed by Section 3.10(a)(i)-(iv) any Contract (A) for the construction, purchase, exchange or sale of any capital asset or (B) that grants a right or option to purchase, exchange or sell any capital asset, other than a Contract entered into in the ordinary course of business relating to Transferred Assets with a value of less than $150,000 individually or $750,000 in the aggregate (including, in each case, any potential payment to exercise such right or option); (vi) Contracts under which Seller has created, incurred, assumed or guaranteed any outstanding Indebtedness; (vii) outstanding futures, swap, collar, put, call, floor, cap, option or other Contracts that have underlying value and payment liability driven by or tied to fluctuations in the price of commodities, including electric power, natural gas, fuel oil, other fuel or securities; (viii) any Contract involving the lease (including any sale leaseback arrangement, but, for the avoidance of doubt, excluding any rental of equipment) of any Transferred Assets (other than real property) with a value of greater than $150,000; (ix) any Contract for the Leased Real Property and any Easement, or other Contract governing the use of or access to the Transferred Assets by Seller or any Third Party that materially burdens the operation of the Business; (x) Contracts which contain any covenant restricting the ability of the owner or operator of the Transferred Assets to compete or to engage in any activity or business; (xi) partnership, joint venture or limited liability company agreements and any other similar Contracts involving a sharing of profits with or the investment or loan of capital to, a third party (including Contracts regarding the joint ownership or operation of any material Transferred Asset); (xii) the CBA; (xiii) any Contract for management, operation or long-term maintenance of either Facility; and (xiv) any other Contract (other than Contracts of the nature addressed by Section 3.10(a)(i)-(xiii)) that requires (x) annual payments to or from Seller of more than $250,000 or (y) aggregate payments to or from Seller of more than $1,000,000 or (z) has

18 002346-0005-14520-Active.17967989.19 a remaining term of longer than three (3) years, in each case other than Contracts that can be cancelled or terminated by Seller without payment or penalty upon notice of ninety (90) days or less. (b) Seller has made available to Buyer true and complete copies of all Material Contracts as of the date hereof. (c) Each Material Contract is in full force and effect and is valid and binding and enforceable in accordance with its terms against Seller and, to Seller’s Knowledge, the other parties thereto. (d) Except as set forth on Schedule 3.10(d), Seller is not in default under any Material Contract, and, to Seller’s Knowledge, no other party is in material default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, would result in such a material default under any Material Contract. Section 3.11 Owned and Leased Real Property. (a) Schedule 3.11(a)(i) contains a list as of the date of this Agreement of the real property owned in fee by Seller, which includes the real property owned in fee by Seller within the FERC-approved boundaries for the Facilities (the “FERC Boundary Owned Real Property”). Schedule 3.11(a)(ii) contains a description as of the date of this Agreement of the FERC Boundary Owned Real Property. Schedule 3.1(a)(iii) contains a description as of the date of this Agreement of the real property owned in fee by Seller which is subject to the Donation and which is in whole or in part within the FERC-approved boundaries for the Facilities. Seller has made available to Buyer true, correct and complete copies of all deeds that include all real property within the FERC Boundary Owned Real Property. Seller has good and valid title to all FERC Boundary Owned Real Property together with valid title to all rights, privileges, interests, Easements and appurtenances now or hereafter belonging or in any way pertaining to such FERC Boundary Owned Real Property, and to all of the buildings structures and other improvements thereon, free and clear of all Liens other than Permitted Liens. (b) Schedule 3.11(b) contains a true, correct and complete list of all real property leased, subleased or licensed to Seller within the FERC Boundary Owned Real Property (the “Leased Real Property” and, together with the FERC Boundary Owned Real Property, the “Real Property”). Seller has good and valid leasehold, license or use rights with respect to all such Leased Real Property, free and clear of any Liens other than Permitted Liens. Seller has made available to Buyer true and complete copies of all material lease, sublease and license agreements with respect to the Leased Real Property in the possession or control of Seller or any of its Affiliates (collectively, the “Real Property Leases”). Section 3.12 Employee Matters. (a) Schedule 3.12(a) sets forth a list of each material Benefit Plan. Seller has made available to Buyer with respect to each material Benefit Plan correct and complete copies

19 002346-0005-14520-Active.17967989.19 of: (i) the plan document; (ii) the summary plan description; or (ii) a description of all material terms. (b) Except as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, the Benefit Plans are in compliance with all applicable requirements of ERISA, the Code, and other applicable Laws and have been administered in accordance with their terms and such Laws. With respect to each Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code, except as set forth on Schedule 3.12(b), a favorable determination letter has been sought by the Benefit Plan and has either been obtained or remains pending, and to Seller’s Knowledge, nothing has occurred that could reasonably be expected to prevent the qualification of each such Benefit Plan. (c) There are no pending or, to Seller’s Knowledge, threatened claims and no pending or, to Seller’s Knowledge, threatened litigation with respect to any of the Benefit Plans, other than ordinary and usual claims for benefits by participants and beneficiaries, in either case which, if determined or resolved adversely, would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. (d) Except as set forth on Schedule 3.12(d): (i) no Company Employees are represented by a union or other collective bargaining representative; (ii) within the past five years, there has been no and, to Seller’s Knowledge, there are no threatened, labor strikes, requests for representation, work stoppages, boycotts, or lockouts involving Company Employees; (iii) Seller has complied in all material respects with all applicable Laws respecting employment practices, including all applicable Laws respecting terms and conditions of employment, health and safety, wage and hours, child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers' compensation, labor relations, employee leave issues and unemployment insurance; (iv) neither the Seller nor any of its Affiliates has received written notice of any pending charges or complaints before any governmental authority responsible for the prevention of unlawful employment practices with respect to the Company Employees; and (v) neither Seller nor any of its Affiliates has received written notice of any pending investigation by a governmental authority relating to employees or employment practices with respect to the Company Employees. (e) Schedule 3.12(e) sets forth a list of all Company Employees, including each Company Employee’s (i) name, (ii) job title, (iii) work location, (iv) full-time or part-time status; (v) exempt or non-exempt status; (vi) current base salary or hourly rate, (vii) target bonus or incentive compensation; and (viii) accrued but unused vacation, personal and sick days.

20 002346-0005-14520-Active.17967989.19 Section 3.13 Environmental Matters. Except as disclosed on Schedule 3.13: (a) Seller is, and during the past three (3) years has been, with respect to the Business and the Transferred Assets, in compliance in all material respects with all applicable Environmental Laws, such compliance including the possession of and compliance with all Permits required under Environmental Law in order to conduct the Business as currently conducted in all material respects (the “Environmental Permits”); (b) neither Seller nor any of its Affiliates has received written notice of any actual or alleged material violation or material liability under any Environmental Law or Environmental Permit with respect to the Transferred Assets or the Business during the last two (2) years, and, to Seller’s Knowledge, no condition or circumstance exists that is reasonably likely to result in (with or without notice or lapse of time or both) a material violation or material liability under any such Environmental Law or Environmental Permit with respect to the Transferred Assets or the owner or operator thereof; (c) there are no Claims relating to the Transferred Assets or the Business pending or, to Seller’s Knowledge, threatened in writing against Seller asserting any material violation of, or material liability under, any Environmental Law, including any such Claims challenging Seller’s compliance with, or the validity of, any Environmental Permit in any material respect; (d) no Hazardous Substance has been Released by Seller or its Affiliates (or to Seller`s Knowledge, by any other Person) at any Real Property or Released by Seller at any other location, in each case, in an amount or condition that would reasonably be expected to result in material liability to the owner or operator of the Transferred Assets under any Environmental Law; and (e) Seller is not party to any Order with respect to the Business (other than Orders of general applicability) that would reasonably be expected to result in material liability under Environmental Law. This Section 3.13 contains the sole and exclusive representations and warranties of Seller relating to Environmental Laws, Hazardous Substances or other environmental matters. Section 3.14 Insurance. The Business and the Transferred Assets are insured to the extent specified under the insurance policies listed on Schedule 3.14. Each such insurance policy is in full force and effect and all premiums with respect to such insurance policies have been paid to the extent due and payable. No written notice of cancellation or termination has been received by Seller or any of its Affiliates with respect to any such material policies that have not been replaced on substantially similar terms prior to the date of such cancellation or termination. Section 3.15 Taxes. Except as set forth on Schedule 3.15: (a) all material Tax Returns required to be filed by the Seller with respect to the Business or any Transferred Assets have been duly and timely filed (after giving effect to any

21 002346-0005-14520-Active.17967989.19 duly obtained extensions of time in which to make such filings), and such Tax Returns are true, complete and correct in all material respects; (b) Seller has paid in full all material Taxes with respect to the Business or any Transferred Assets shown as due and payable on such Tax Returns; (c) there is no Claim pending or, to Seller’s Knowledge, threatened that involves any material Tax or Tax Return owed or filed by or on behalf of the Business or any Transferred Assets; (d) there are no outstanding agreements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, material Taxes with respect to the Business or any Transferred Assets; (e) there are no Liens for Taxes on any Transferred Assets, other than Permitted Liens for current Taxes not yet due and payable; (f) no agreements, awards or official determinations providing a holiday, exemption from or reduction in any Taxes, Tax rulings and closing agreements issued, granted or entered into by a Governmental Entity with respect to the Business or any Transferred Assets will cease to be in effect or will undergo a modification in terms as a result of the transactions contemplated by this Agreement; (g) none of the Transferred Assets is treated wholly or partly as “tax-exempt use property” within the meaning of Section 168(h) of the Code or is treated as owned by any Person other than the owner of Seller (or its direct or indirect regarded parent) for purposes of Section 168 of the Code; (h) Seller is not and has not been a Disqualified Owner; (i) Seller is not a “foreign person” as defined in Section 1445 of the Code; and (j) Seller, or its regarded direct or indirect parent at the time of recapture, has properly filed, or will properly file, Form 4255, Recapture of Investment Credit, to recapture investment Tax credits pursuant to Section 48(d) of the Code as a result of the grant of a Treasury Cash Grant with respect to the Business. Other than certain representations and warranties in Section 3.12, the representations and warranties in this Section 3.15 constitute the sole and exclusive representations and warranties of Seller regarding Tax matters. Section 3.16 Regulatory Status. Seller is an “exempt wholesale generator” as such term is defined in the Public Utility Holding Company Act of 2005, as amended, and the regulations of the FERC thereunder and has been authorized by the FERC under the FPA to make sales of electric capacity and energy at market-based rates. Seller has no Knowledge of any facts that are reasonably likely to cause Seller to lose its status as an “exempt wholesale generator” or its market-based rate authorization. Except as set forth in Schedule 3.16, Seller is

22 002346-0005-14520-Active.17967989.19 not subject to regulation as a “public utility” or “public service company” (or similar designation) with respect to its rates, securities issuances or capital structure by any state Governmental Entity. Section 3.17 Intellectual Property. (a) Schedule 3.17(a)(i) lists as of the date of this Agreement all material Transferred Intellectual Property, excluding any “off the shelf” or other similar standard end-user licenses or any Intellectual Property embedded in the Facilities, but including all Transferred Intellectual Property registered by Seller. Except as set forth on Schedule 3.17(a)(ii), (i) Seller owns all Transferred Intellectual Property free of all defects, Liens, charges and other encumbrances, other than Permitted Liens; (ii) to Seller’s Knowledge, no Person is infringing on the Transferred Intellectual Property registered by Seller; (iii) all of the registrations and applications of Seller set forth in Schedule 3.17(a)(i) are unexpired and have not been abandoned; and (iv) Seller has taken all commercially reasonable steps to protect, maintain, prosecute and safeguard the Transferred Intellectual Property registered by Seller. (b) To Seller’s Knowledge, the conduct of the Business has not interfered with, infringed upon, misappropriated, or violated in any material respect any Intellectual Property rights of Third Parties, and neither Seller nor any of its Affiliates has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that Seller must license or refrain from using intellectual property rights of any Third Party). Section 3.18 Financial Statements; Absence of Undisclosed Liabilities. (a) Seller has previously furnished or made available to Buyer copies of the unaudited balance sheets of Seller as of December 31, 2014 and December 31, 2013, and as of June 30, 2015 (the “Financial Statements”); and the Financial Statements fairly present, in all material respects, in conformity with GAAP, the financial position and results of operations of Seller, as of the dates and for the periods indicated, subject in the case of any unaudited Financial Statements to normal year-end adjustments and the absence of footnotes. (b) Except as disclosed on Schedule 3.18(b), there are no Liabilities that constitute Assumed Liabilities that would be required to be disclosed on a balance sheet of Seller with respect to the Business (excluding the Excluded Assets and Retained Liabilities) prepared in accordance with GAAP applied consistently with the most recent Financial Statements, except (i) Liabilities reflected or reserved against in the Financial Statements, (ii) Liabilities under this Agreement or (iii) Liabilities incurred in the ordinary course of business since June 30, 2015 or otherwise incurred in compliance with the provisions of this Agreement, including Section 5.2. Section 3.19 Exclusive Representations and Warranties. It is the explicit intent of each Party hereto that Seller is not making any representation or warranty whatsoever, express or implied, except those representations and warranties expressly set forth in this Article III.

23 002346-0005-14520-Active.17967989.19 ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER Except as disclosed in the correspondingly numbered Schedules (with any disclosure in a Schedule delivered by Buyer being deemed and understood to be a disclosure in each other Schedule delivered by Buyer to which the applicability of the disclosure is apparent on its face, notwithstanding reference to a specific section or paragraph), Buyer hereby represents and warrants to Seller as of the date hereof as follows: Section 4.1 Organization and Existence. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, with all requisite power and authority required to enter into this Agreement and consummate the transactions contemplated hereby. Buyer is duly qualified or licensed to do business in each other jurisdiction where the actions required to be performed by it hereunder makes such qualification or licensing necessary, except in those jurisdictions where the failure to be so qualified or licensed would not reasonably be expected to result in a material adverse effect on Buyer’s ability to perform its obligations hereunder. Section 4.2 Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby are within Buyer’s powers and have been duly authorized by all necessary action on the part of Buyer. This Agreement constitutes (assuming the due execution and delivery by the other Parties hereto) a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law). Section 4.3 Consents. Except for those Consents and Filings listed in Schedule 4.3, no Consent of, or Filing with, any Governmental Entity which has not been obtained or made by Buyer is required for or in connection with the execution and delivery of this Agreement by Buyer, and the consummation by Buyer of the transactions contemplated hereby, other than such Consents and Filings the failure of which to obtain or make would not materially impair or delay the ability of Buyer to effect the Closing. Buyer has no Knowledge of any facts or circumstances relating to Buyer or its Affiliates that reasonably would be likely to preclude or materially impair or delay either (i) the receipt of such required consents or (ii) consummation of the transactions contemplated by this Agreement in accordance with its terms. Section 4.4 Noncontravention. The execution, delivery and performance of this Agreement by Buyer does not, and the consummation by Buyer of the transactions contemplated hereby will not (i) contravene or violate any provision of the organizational or constitutional documents of Buyer, (ii) subject to obtaining the Consents and making the Filings listed in Schedule 4.3, conflict with or violate any Law, Permit or Order applicable to Buyer or by which Buyer is bound, or (iii) subject to obtaining the Consents or making the Filings listed in Schedule 4.3, contravene or violate any provision of, or result in the termination or acceleration

24 002346-0005-14520-Active.17967989.19 of, or entitle any party to accelerate any obligation or indebtedness under, any Contract to which Buyer is a party or by which Buyer is bound, except to the extent that any such events would not materially impair or delay the ability of Buyer to effect the Closing. Section 4.5 Legal Proceedings. There are no Claims pending or, to Buyer’s Knowledge, threatened, against or otherwise relating to Buyer before any Governmental Entity or any arbitrator that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Buyer’s ability to perform its obligations hereunder. Buyer is not subject to any Order that prohibits the consummation of the transactions contemplated by this Agreement or would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Buyer’s ability to perform its obligations hereunder. Section 4.6 Compliance with Laws. Buyer is not in violation of any Law, except for violations that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on Buyer’s ability to perform its obligations hereunder. Section 4.7 Brokers. Neither Buyer nor any of its Affiliates has any liability or obligation to pay fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Seller or its Affiliates could become liable or obliged. Section 4.8 Available Funds. Buyer, through immediately available funds from the Guarantor, at the Closing will have all funds necessary for its payment of the Purchase Price in accordance with Section 2.5(a) and for all other actions necessary for Buyer to consummate the transactions contemplated in this Agreement and perform its obligations hereunder. Buyer understands that its obligations to consummate the transactions contemplated by this Agreement (including the payment of all amounts when due) are not subject to the availability to Buyer of any financing (including from the Guarantor). Section 4.9 Investigation. Buyer is a sophisticated entity, is knowledgeable about the industry in which Seller operates, experienced in investments in such businesses and able to bear the economic risk associated with the purchase of the Transferred Assets and the Business. Buyer has such knowledge and experience as to be aware of the risks and uncertainties inherent in the purchase of the Transferred Assets and the Business and obligations of the type contemplated in this Agreement, as well as the knowledge of the Seller and its operations in particular, and has independently, based on such information made its own analysis and decision to enter into this Agreement. Buyer had access to the books, records, facilities and personnel of Seller for purposes of conducting its due diligence investigation of Seller. Section 4.10 Disclaimer Regarding Projections. Buyer may be in possession of certain plans, projections and other forecasts regarding the Business. Buyer acknowledges that there are substantial uncertainties inherent in attempting to make such plans, projections and other forecasts and plans and accordingly is not relying on them, that Buyer is familiar with such uncertainties, that Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all plans, projections and other forecasts so furnished to it, and that Buyer shall have no claim against anyone with respect thereto. Accordingly, Buyer acknowledges that, without limiting the generality of Section 4.10, neither Seller nor any of its

25 002346-0005-14520-Active.17967989.19 Affiliates has made any representation or warranty with respect to such projections and other forecasts and plans. Section 4.11 Regulatory Status. Buyer is not a “public utility” as defined in the FPA. Buyer is not subject to regulation as a “public utility” or “public service company” (or similar designation) with respect to its rates, securities issuances or capital structure by any state Governmental Entity. Section 4.12 Treasury Cash Grant Matters. Buyer is not a Disqualified Owner. Section 4.13 No Other Representations or Warranties. It is the explicit intent of each Party hereto that Buyer is not making any representation or warranty whatsoever, express or implied, except those representations and warranties expressly set forth in this Article IV. ARTICLE V COVENANTS Section 5.1 Access to Information. (a) During the Interim Period, Seller shall provide Buyer and its Representatives with information as to the Transferred Assets, the Business and its operations as reasonably requested by Buyer and to the extent such information is readily available or could be obtained without any material interference with the Business, it being understood that, in connection with the foregoing, Buyer shall be entitled, at its expense, to have the Real Property surveyed for purposes of obtaining American Land Title Association land title surveys or other forms of surveys. Notwithstanding the foregoing, Seller shall not be required to permit or authorize any invasive or destructive environmental investigation, testing or sampling of any property or facility of Seller or provide any information which Seller reasonably believes it is prohibited from providing to Buyer by reason of any applicable Law or Permit, which constitutes or allows access to information protected by attorney/client privilege, or which Seller is required to keep confidential or prevent access to by reason of any Contract with a third party. Notwithstanding anything contained herein, Buyer shall not be permitted during the Interim Period to contact any of Seller’s vendors, customers or suppliers, or any Governmental Entities (except in connection with applications for governmental approvals in connection with this Agreement) regarding the operations or legal status of Seller or with respect to the transaction contemplated by this Agreement without receiving prior written authorization from Seller. (b) On or as soon as reasonably practicable after the Closing Date, Seller shall deliver to Buyer all of the Books and Records, except as prohibited by applicable Law. Following the Closing, Seller shall be entitled to retain copies (at Seller’s sole cost and expense) of all Books and Records. (c) After the Closing, Buyer will, and will cause its Representatives to, afford to Seller and its Affiliates, including their respective Representatives, reasonable access to (or, at

26 002346-0005-14520-Active.17967989.19 Buyer's option, copies of) all books, records, files and documents to the extent they are related to the Business, the Transferred Assets or any Retained Liabilities and to periods ending prior to the Closing Date, subject to Seller's obligation to keep such books, records, files and documents confidential in accordance with Section 5.4, in order to permit Seller and its Affiliates and their respective Representatives to prepare and file their Tax Returns and to prepare for and participate in any investigation with respect thereto, to prepare for and participate in any other investigation and defend any Claims relating to or involving Seller or its Affiliates, to discharge its obligations under this Agreement, to comply with financial reporting requirements, and for other reasonable purposes, and will afford Seller and its Affiliates reasonable assistance in connection therewith. Buyer will cause such records to be maintained for not less than seven years from the Closing Date and will not dispose of such records without first offering in writing to deliver them to Seller; provided, however, that in the event that Buyer transfers all or a portion of the Business or the Transferred Assets to any third party during such period, Buyer may transfer to such third party all or a portion of the books, records, files and documents related thereto, provided such third party transferee expressly assumes in writing the obligations of Buyer under this Section 5.1(c). In addition, on and after the Closing Date, at the request of either Party, the other Party shall make available to such requesting Party, its Affiliates and their respective Representatives, those employees of the non-requesting Party requested by such requesting Party in connection with any Claim, including to provide testimony, to be deposed, to act as witnesses and to assist counsel; provided, however, that (i) such access to such employees shall not unreasonably interfere with the normal conduct of the operations of the non-requesting Party, (ii) the requesting Party shall reimburse the non-requesting Party for the out-of-pocket costs reasonably incurred by the non-requesting Party in making such employees available to the requesting Party and its Affiliates and their respective Representatives, and (iii) such assistance shall be provided insofar as the same may be provided without violating any Law or Permit or waiving any attorney-client privilege, as determined in the reasonable opinion of counsel to the non- requesting Party. Section 5.2 Conduct of Business Pending the Closing. (a) During the Interim Period and except as set forth in Schedule 5.2(a), Seller shall maintain its Business in the ordinary course of business consistent with past practices, and to use commercially reasonable efforts to preserve intact, maintain and protect the Business and Transferred Assets, in each case in compliance in all material respects with applicable Permits and Laws. Without limiting the foregoing, during the Interim Period, except (w) as otherwise expressly contemplated by this Agreement, (x) as set forth in Schedule 5.2(a), (y) as required by any applicable Law, Permit, Order, Benefit Plan or Material Contract or (z) as consented to by Buyer, which consent shall not be unreasonably withheld, conditioned or delayed, Seller shall not, and shall cause each of its Affiliates not to, with respect to the Business: (i) sell, dispose of or lease any Transferred Assets (including any Real Property), other than sales or dispositions of obsolete or surplus assets or in connection with the normal repair or replacement of assets or properties, not in excess of $150,000 individually or $750,000 in the aggregate;

27 002346-0005-14520-Active.17967989.19 (ii) merge or consolidate with any other Person or acquire all or substantially all of the assets of any other Person or enter into any joint venture, partnership or similar venture with any other Person; (iii) liquidate, dissolve, reorganize or otherwise wind up the Business; (iv) (A) terminate the employment of any Company Employee (other than for cause), (B) transfer or relocate any Company Employee in a manner that causes the person to cease to be a Company Employee, (C) hire any person to become a Company Employee (except in replacement of a Company Employee whose employment with Seller has been terminated or otherwise in the ordinary course of business), or (D) except in the ordinary course of business or for the payment of accrued or earned but unpaid bonuses, materially increase the compensation or employee benefits of any Company Employee; (v) create, incur, assume, guarantee or otherwise become liable with respect to any indebtedness for money borrowed in a way which would reasonably be expected to give rise to any Assumed Liability or to adversely affect title to, rights to, use of or operation of any Transferred Asset; (vi) settle or compromise any claim whether brought by or against the Seller with respect to the Business or the Transferred Assets which would reasonably be expected to give rise to any Assumed Liability, other than settlements or compromises involving solely the payment of money damages not in excess of $150,000 individually or $750,000 in the aggregate which is to be paid following Closing; (vii) enter into, assign or terminate, or amend or waive any material term under, any Material Contract other than in the ordinary course of business; (viii) place any Lien on any of the Transferred Assets (other than Permitted Liens); or (ix) agree or commit to do any of the foregoing. (b) Notwithstanding anything in this Section 5.2 to the contrary, Seller may take commercially reasonable actions with respect to emergency situations or to comply with applicable Laws or Permits; provided, however, that Seller shall provide Buyer with notice of such emergency situation and any such action as soon as reasonably practicable and nothing in this Section 5.2 shall be deemed to waive any breach or violation by Seller of any other representation or warranty under this Agreement as a result of such action. Section 5.3 Support Obligations. (a) Buyer recognizes that Seller or certain of its Affiliates have provided guarantees or other credit support with respect to the Business or the Transferred Assets to third parties, all of which that are outstanding as of the date hereof are set forth on Schedule 5.3(a)

28 002346-0005-14520-Active.17967989.19 (the “Support Obligations”). True, correct and complete copies of all such Support Obligations as of the date of this Agreement have been made available to Buyer. (b) Prior to the Closing, Buyer shall use its commercially reasonable efforts to replace the Support Obligations, and Seller and Buyer shall cooperate, and each shall use its commercially reasonable efforts, to effect the full and unconditional release, effective as of the Closing Date, of Seller or the applicable Affiliate from all Support Obligations and all obligations and liabilities in respect thereof, in the case of Buyer, by (among other things): (i) furnishing a letter of credit to replace each existing letter of credit that is a Support Obligation containing terms and conditions that are substantially similar to the terms and conditions of such existing letter of credit; (ii) providing a guaranty from a creditworthy party to replace each existing guaranty that is a Support Obligation containing terms and conditions that are substantially similar to the terms and conditions of such existing guaranty; or (iii) replacing any other security agreement or arrangement on substantially similar terms and conditions to the existing security agreement or arrangement that is a Support Obligation. In each case, Buyer shall ensure any credit support provided pursuant to this Section 5.3(b) satisfies all of the credit support provisions of the applicable Contract. For the avoidance of doubt, it is specifically acknowledged and agreed by the Parties that Seller shall not be obligated to incur, pay, reimburse or provide or cause any of their respective Affiliates to incur, pay, reimburse or provide, any liability, compensation, consideration or charge in order to replace the Support Obligations (and neither Buyer nor Seller shall be obligated to pay any consent or similar fee). (c) Buyer and Seller shall cooperate, and each shall use its commercially reasonable efforts, to cause the beneficiary or beneficiaries of such Support Obligations to (i) remit any cash and cash equivalents (including any interest payable thereon) to Seller or the applicable Affiliate of Seller held under any escrow or cash collateral arrangement that is a Support Obligation promptly following the replacement of such escrow or cash collateral arrangement pursuant to Section 5.3(b)(iii) and (ii) terminate, surrender and redeliver to Seller or the applicable Affiliate of Seller or Seller’s other designee each original copy of each guaranty, letter of credit, bond, surety or other instrument constituting or evidencing such Support Obligations. (d) If Buyer and Seller are unable to obtain the full and unconditional release of Seller and any applicable Affiliate of Seller from any Support Obligation as of the Closing pursuant to Section 5.3(b) (each such unreleased Support Obligation, until such time as it is released in accordance with Section 5.3, a “Continuing Support Obligation”): (i) from and after the Closing Date, Buyer and Seller shall continue to cooperate, and each shall continue to use the same efforts required under Section 5.3(b) with respect to the pre-Closing period, to obtain promptly the full and unconditional

29 002346-0005-14520-Active.17967989.19 release of Seller and its Affiliates from each Continuing Support Obligation and evidence reasonably satisfactory to Seller or such Affiliate of each such release; (ii) Buyer shall indemnify Seller and any applicable Affiliates of Seller from and against any liabilities, losses and reasonable costs or expenses (including any issuance, amendment or maintenance fees and expenses) incurred by Seller and any such Affiliate of Seller in connection with each Continuing Support Obligation (including reimbursement immediately following demand therefor with respect to any demand or draw upon, or withdrawal from, any Continuing Support Obligation); (iii) Buyer shall not, and shall cause its Affiliates not to, effect any material amendments or modifications or any other changes to the contracts or obligations to which any of the Continuing Support Obligations relate, assign, authorize or transfer to a third party any contracts or obligations to which any of the Continuing Support Obligations relate, or to otherwise take any action that could increase, extend or accelerate the Liability of Seller or its applicable Affiliate under any Continuing Support Obligation, without Seller’s prior written consent, which shall not be unreasonably withheld or delayed; and (iv) to the extent that Seller or any Affiliate of Seller has any performance obligations under any Continuing Support Obligations from and after the Closing, Buyer shall (A) at Seller’s request and without creating any agency relationship or agency liability in respect thereof perform such obligations of Seller or such Affiliate of Seller to the maximum extent practicable, or (B) otherwise take such actions as may be requested from time to time by Seller or the applicable Affiliate of Seller so as to put Seller or such Affiliate of Seller in the same position as if Buyer had performed or was performing such obligations. Section 5.4 Confidentiality; Publicity. (a) Prior to Closing, no Party will make any public announcement or issue any public communication regarding this Agreement or the proposed transaction, or any matter related to the foregoing, without the prior written consent of the other Party (not to be unreasonably withheld), except if such announcement or other communication is required by applicable Law or Permit (including any rules of an applicable securities exchange), in which case the disclosing Party shall, as permitted by applicable Law or Permit, first allow the other Party at least one Business Day to review such announcement or communication and the opportunity to comment thereon. The confidentiality provisions set forth in the Confidentiality Agreement shall be incorporated herein, with effect from the date hereof until the earlier to occur of (i) the Closing, or (ii) two years from the date hereof. (b) Buyer acknowledges that all information provided to it and to any of its Affiliates, or their respective Representatives, by Seller and its Affiliates or their respective Representatives is subject to the terms of the Confidentiality Agreement, the terms of which are hereby incorporated into this Agreement by reference; provided, that if there is any inconsistency between the express terms of this Agreement and the terms of the Confidentiality Agreement, then the terms of this Agreement shall control and govern to the extent of such inconsistency.

30 002346-0005-14520-Active.17967989.19 (c) At the Closing, the Parties shall enter into the Post-Closing Confidentiality Agreement attached hereto as Exhibit E. From and after the Closing Date, the Post-Closing Confidentiality Agreement shall constitute the entire agreement and supersede all prior agreements and understandings between the Parties with respect to matters related to confidentiality. Section 5.5 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each Party will pay its own costs and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby. Notwithstanding this immediately preceding sentence, Buyer shall pay all filing fees required by Governmental Entities with respect to Filings or Consents, including filing fees in connection with filings under the HSR Act. Section 5.6 Regulatory and Other Approvals and Consents. (a) During the Interim Period, the Parties will, in order to consummate the transactions contemplated hereby and except to the extent a different standard is specified in another provision of this Agreement, (i) proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable, to obtain the Consents and Filings listed in Schedule 3.3 and Schedule 4.3, in each case in form and substance reasonably satisfactory to Seller and Buyer, and to make all required filings with, and to give all required notices to, the applicable Governmental Entities and (ii) cooperate in good faith with the applicable Governmental Entities or other Persons and provide promptly such other information and communications to such Governmental Entities or other Persons as such Governmental Entities or other Persons may reasonably request in connection therewith. (b) During the Interim Period, the Parties will provide prompt notification to each other when any such approval referred to in Section 5.6(a) is obtained, taken, made, given or denied, as applicable, and will advise each other of any material communications with any Governmental Entity or other Person regarding any of the transactions contemplated by this Agreement. (c) In furtherance of the foregoing covenants: (i) Buyer and Seller shall use their commercially reasonable efforts to make an appropriate filing of a “Notification and Report Form” pursuant to the HSR Act with respect to the transactions contemplated hereby within 30 days following the execution of this Agreement. Buyer and Seller shall supply as promptly as practicable any additional information or documentary material that may be requested pursuant to the HSR Act and shall use their commercially reasonable efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. Buyer and Seller shall comply substantially with any additional requests for information, including requests for production of documents and production of witnesses for interviews or depositions, made by the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission or the antitrust or competition law authorities of any other jurisdiction (the “Antitrust Authorities”) and take all other

31 002346-0005-14520-Active.17967989.19 commercially reasonable actions to obtain clearance from the Antitrust Authorities. Buyer shall exercise its commercially reasonable efforts, and Seller shall cooperate fully with Buyer, to prevent the entry in any Claim brought by an Antitrust Authority or any Governmental Entity of an Order that would prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement. (ii) Other than with respect to filings under the HSR Act, Buyer and Seller will, as soon as reasonably practicable and in no event more than 30 days following the execution of this Agreement, prepare and file with each applicable Governmental Entity requests for such Consents as may be necessary for the consummation of the transactions contemplated hereby in accordance with the terms of this Agreement, including approvals under Section 203 of the FPA and Buyer’s application to FERC for market-based rate authorization. Buyer and Seller will diligently pursue and use their commercially reasonable efforts to obtain such Consents and will cooperate with each other in seeking such Consents. To such end, the parties agree to make available the personnel and other resources of their respective organizations in order to obtain all such Consents. Each Party will promptly inform the other Parties of any material communication received by such Party from, or given by such party to, any Governmental Entity from which any such Consent is required and of any material communication received or given in connection with any Claim by a private party, in each case regarding any of the transactions contemplated hereby, and will permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any such Governmental Entity or, in connection with any Claim by a private party, with such other Person, and to the extent permitted by such Governmental Entity or other Person, give the other party the opportunity to attend and to participate in such meetings and conferences. (d) Notwithstanding anything in this Agreement to the contrary, Buyer agrees that the making of any required Filings or the obtaining of any required Consents with or from any Governmental Entity, are the responsibility of Buyer, and that Buyer shall take, or cause to be taken, all commercially reasonable actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to make such Filings or obtain such Consents with or from any Governmental Entity as are required in connection with the consummation of the transactions contemplated hereby. Without limiting the foregoing, from the date hereof through the Closing Date, Buyer agrees that except as may be agreed in writing by Seller, Buyer shall not, and shall not permit any action, which could reasonably be expected to impact the ability of the Parties to secure all required Filings or Consents with or from any Governmental Entity to consummate the transactions hereunder, or take any action with any Governmental Entity relating to the foregoing, or agree, in writing or otherwise, to do any of the foregoing, in each case which could reasonably be expected to delay or prevent the consummation of the transactions contemplated hereby or result in the failure to satisfy any condition to consummation of the transactions contemplated hereby. Section 5.7 Seller Marks. (a) As soon as reasonably practicable but in no event more than 30 days after the Closing Date, Buyer shall: (i) cease using any names, marks, trade names, trademarks and

32 002346-0005-14520-Active.17967989.19 corporate symbols and logos incorporating “Talen”, “PPL” or any word or expression similar thereto or constituting an abbreviation or extension thereof (collectively and together with all other names, marks, trade names, trademarks and corporate symbols and logos owned by Seller or any of its Affiliates, the “Seller Marks”); and (ii), if applicable, remove from the Transferred Assets any and all Seller Marks. Thereafter, Buyer shall not use any Seller Mark or any name or term confusingly similar to any Seller Mark in connection with the sale of any products or services, in the corporate or doing business name of any of its Affiliates or otherwise in the conduct of its or any of its Affiliates’ businesses or operations. (b) In the event that Buyer breaches this Section 5.7, Seller shall be entitled to specific performance of this Section 5.7 and to injunctive relief against further violations, as well as any other remedies at law or in equity available to Seller; provided, however that to the extent necessary Buyer may have up to 90 days after the Closing Date in order to remove from the Transferred Assets any and all Seller Marks. Section 5.8 Surge Tank Rehabilitation. (a) Promptly after the date of this Agreement, Seller shall enter into an agreement with a contractor to complete the Surge Tank Rehabilitation, (the “Surge Tank Rehabilitation Contract”) which such agreement shall include a budget of expected payments (the “Surge Tank Budgeted Amount”); provided that Seller shall not enter into the Surge Tank Rehabilitation Contract without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. (b) During the Interim Period, any modification to the Surge Tank Rehabilitation Contract that increases or decreases the Surge Tank Budgeted Amount shall require the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. (c) If applicable, from and after Closing until the completion of the Surge Tank Rehabilitation, any modification to the Surge Tank Rehabilitation Contract that increases or decreases the Surge Tank Budgeted Amount shall require the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed. Section 5.9 Transfer Taxes. Notwithstanding any provision of this Agreement to the contrary, all Transfer Taxes shall be paid by Buyer. Seller and Buyer shall cooperate in timely making all filings, Tax Returns, reports and forms as may be required to comply with the provisions of such Tax laws. Section 5.10 Employee, Labor and Benefits Matters. (a) Benefit Plans. Seller shall take, or cause to be taken, all actions required so that from and after each Transferred Employee’s Transfer Date, no Transferred Employee shall have any right to accrue any further benefits, or any right to continue as active participants under the Benefit Plans (except to the extent required by COBRA, and except to the extent that any group medical, dental, prescription drug or vision care benefits under any Benefit Plans

33 002346-0005-14520-Active.17967989.19 continue to be available, by their express terms, through the end of the calendar month in which the Closing Date occurs). (b) Offers of Employment. No later than five (5) days prior to the Closing Date, Buyer shall provide to each Company Employee a written offer of employment with Buyer for the same or a comparable position and, other than any such employee who is on long-term disability or non-protected leave, reflecting terms consistent with this Section 5.10 and with such offers to be contingent upon (i) the Company Employee remaining employed by Seller until the Closing Date, (ii) the consummation of the transaction contemplated by this Agreement and (iii) the Company Employee actually commencing employment with Buyer on or, with respect to any Company Employee on protected leave as of the Closing Date, within three (3) months following the Closing Date. Each Company Employee who accepts such offers of employment prior to the Closing Date and actually commences employment with Buyer effective upon the Closing Date (or, in the case of a Company Employee not actively at work on the Closing Date, within three (3) months following the Closing Date shall be considered “Transferred Employees”); provided, that each Transferred Employee who does not commence active employment with Buyer until after the Closing Date shall first be considered a Transferred Employee on such day of active employment (each respective Transferred Employee’s first day of employment with Buyer, the “Transfer Date”). To the extent that Buyer provides a written offer of employment to a Company Employee that does not comply with the terms required by this Section 5.10 and for that reason Seller incurs any severance obligations (including COBRA), Buyer shall indemnify and hold harmless Seller with respect to any such severance obligations arising out of such non-compliant offer. (c) Collective Bargaining Agreements. Buyer or its Affiliates, as appropriate, will acknowledge the Union, as the collective bargaining representatives of all Transferred Employees represented by the Union (the “Union Employees”). Buyer shall abide by the terms of the CBA in accordance with Law during the remaining term of the CBA. Buyer agrees to engage in any type of bargaining that is required under the CBA and applicable Law with the Union. Buyer agrees that Buyer shall be responsible for, and Buyer covenants to pay or otherwise discharge, and shall indemnify and hold harmless Seller and its Affiliates against, any liability, claim or obligation (including attorney’s fees and other costs of defense) resulting from Buyer’s or any of its Affiliate’s failure to provide compensation or benefits from and after the Closing Date that are required to be provided under the CBA. For the avoidance of doubt, from and after the Closing Date, Buyer assumes full responsibility to provide (or cause its Affiliates to provide) any severance or termination pay benefits that may be required to be provided under the CBA or otherwise arising from Buyer’s or its Affiliates’ actions or omissions on or after the Closing. With respect to the Union Employees, the obligations of Buyer and its Affiliates set forth in this Section 5.10 shall be subject to the terms of the CBA and all applicable labor and employment Law requirements. (d) Post-Closing Compensation and Benefits. Effective on each respective Transferred Employee’s Transfer Date, and for a period of not less than twenty-four (24) months following such Transfer Date, Buyer shall provide each Transferred Employee that is not a Union Employee (collectively, the “Non-Union Employees”) with (i) base salary and incentive compensation opportunities that are no less favorable than those provided to such Non-Union

34 002346-0005-14520-Active.17967989.19 Employee immediately prior to the Closing Date and (ii) employee benefits (including, without limitation, pension, savings, health, vision, dental, disability and life insurance benefits, as well as vacation, time off, sick and holiday pay programs) that are no less favorable in the aggregate than those provided to such Non-Union Employee immediately prior to the Closing Date, it being understood, however, that Seller shall not be required to replicate the employee benefits provided to each Transferred Employee prior to the Closing Date. (e) Severance. Without limiting the generality of the provisions of Section 5.10(d), from and after the Closing Date, Buyer shall provide severance pay and benefits to each Non-Union Employee whose employment terminates or is terminated without cause on or during the twenty-four (24)-month period following the Closing Date which are no less favorable than the greater of (i) those set forth in the severance program listed on Schedule 5.10(e) and (ii) the severance program provided by Buyer to similarly-situated employees of Buyer (taking into account subsequent increases in compensation and service). As a condition of any such severance benefits, Buyer shall require that eligible employees execute (and not revoke) a general release of all claims against Seller, Buyer and their respective Affiliates. (f) Service Credit. With respect to any incentive, compensation or employee benefit arrangements as may be maintained for the Non-Union Employees from time to time following the Closing Date by Buyer or any of its Affiliates (including without limitation plans or policies providing severance benefits, vacation entitlement, and sick pay), service by Non- Union Employees performed for Seller or any of its Affiliates (or a predecessor to either such entity’s business or assets) shall be treated as service with Buyer and its Affiliates, for purposes of determining eligibility to participate, vesting, benefit accruals and determination of the level of benefits under any employee benefit plans or arrangements that such Non-Union Employees may be eligible to participate in after the Closing Date for such Non-Union Employee’s service with Seller to the same extent recognized by Seller immediately prior to such Transferred Employee’s Transfer Date; provided, however, that such service need not be recognized to the extent that such recognition would result in a duplication of benefits. (g) Medical and Welfare Plan Obligations. (i) Buyer agrees to waive any waiting periods or limitations for preexisting conditions for each Non-Union Employee under the medical and pharmacy benefit programs of Buyer made available to such Non-Union Employees on or following each Transferred Employee’s Transfer Date, to the same extent such periods or limitations would have been or were waived by Seller and its Affiliates for the same purpose under the comparable type of medical or pharmacy benefit program in which such Non-Union Employee was participating or eligible to participate immediately prior to such Transferred Employee’s respective Transfer Date. Buyer further agrees to credit each Non-Union Employee for amounts paid by such or Non-Union Employee under the medical or pharmacy benefit program in which such Non-Union Employee was participating immediately prior to such Transferred Employee’s respective Transfer Date towards satisfaction of the applicable deductibles and out-of-pocket limits under the comparable type of medical or pharmacy benefit program of Buyer or its Affiliates in which such Non-Union Employee first participates on or after each Transferred Employee’s respective Transfer Date, to the same extent such credit was given under the

35 002346-0005-14520-Active.17967989.19 applicable medical or pharmacy benefit program, and in each case in respect of the plan year in which occurs Transferred Employee’s respective Transfer Date. (ii) Buyer shall honor all vacation, personal and sick days accrued by such Non-Union Employees under the plans, policies, programs and arrangements of Seller or any of its Affiliates (or a predecessor to either such entity’s business or assets) immediately prior to each Transferred Employee’s respective Transfer Date. (iii) Buyer shall provide continuation health care coverage to Non-Union Employees and their respective qualified beneficiaries who incur a qualifying event, in accordance with the continuation health care coverage requirements of Section 4980B of the Code and Title I, Subtitle B, Part 6 of ERISA and any similar state local law (“COBRA”) on or after the Transferred Employee`s respective Transfer Date. (iv) Except as otherwise provided in this Section 5.10, (i) Seller and its Affiliates shall be solely liable for any claims for welfare benefits that are incurred by or with respect to any Non-Union Employee and his or her beneficiaries or dependents under a Benefit Plan on or before the Transferred Employee`s respective Transfer Date and (ii) Buyer shall be solely liable for any claims for welfare benefits that are incurred by or with respect to any Non-Union Employee and his or her beneficiaries or dependents after the Transferred Employee`s respective Transfer Date. For purposes of the foregoing, the following claims and liabilities shall be deemed to be incurred as follows: (x) life, accidental death and dismemberment and business travel accident insurance benefits, upon the death, disability or accident giving rise to such benefits, (y) hospital- provided health, dental, prescription drug or other benefits, which become payable with respect to any hospital confinement, upon commencement of such confinement, and (z) medical, dental, and vision, when the services are rendered, the supplies are provided or prescribed medication is acquired by the participant, and not when the condition arose. (h) Post-Retirement Benefits. Seller’s Affiliates currently sponsor retiree health programs (the “Seller Retiree Plans”) for current and former Company Employees (and beneficiaries thereof) who meet (or met) the plans’ applicable eligibility requirements. Seller and its Affiliates shall retain all responsibility and Liabilities for the Seller Retiree Plans, whether arising before, on or after the Closing Date. (i) Pension Plan. Each Non-Union Employee who has accrued a benefit under the Seller’s Affiliates’ defined benefit plan (the “Seller Pension Plan”) shall, as of each Transferred Employee’s Transfer Date, for purposes of the Seller Pension Plan, be treated as having incurred a “termination of employment” and a “separation from service” with respect to the Seller Pension Plan. The accrued benefit of each Non-Union Employee under the Seller Pension Plan shall be fully vested and nonforfeitable as of such Transferred Employee’s Transfer Date. Seller shall amend the documents that comprise the Seller Pension Plan as it deems, in its sole discretion, are necessary and appropriate to reflect the foregoing. (j) 401(k) Plan.

36 002346-0005-14520-Active.17967989.19 (i) From and after the Closing Date, Buyer agrees to cause one or more defined contribution plans that are maintained or contributed to by Buyer or one of its Affiliates that is intended to be qualified under Section 401(a) of the Code and tax- exempt under Section 501(a) of the Code (“Buyer’s 401(k) Plan”) to provide each Non- Union Employee an opportunity to make a direct rollover to Buyer’s 401(k) Plan of an eligible distribution from the 401(k) plans of Seller or any of its Affiliates (“Seller’s 401(k) Plans”) that includes promissory notes reflecting such Non-Union Employee’s then outstanding participant loans under Seller’s 401(k) Plans. (ii) Seller and the Seller’s 401(k) Plans shall not place any Non-Union Employee’s loan into default on account of the actions contemplated by this Agreement, so long as such Non-Union Employee transfers such Non-Union Employee’s account balance under the Seller’s 401(k) Plans, together with the loan, to Buyer’s 401(k) Plan through a direct rollover. (k) Workers Compensation Insurance. Beginning at the Closing, all Transferred Employees shall be eligible for coverage under workers’ compensation insurance provided by Buyer or its Affiliates. (l) WARN Obligations. Buyer shall indemnify, defend, and hold Seller and its Affiliates harmless from and against any and all Liabilities and claims (including attorney’s fees and other costs of defense) arising out of or otherwise in respect of (A) a termination of the employment of any Company Employee that occurs on or after the Closing Date, or (B) any suit or claim of violation brought against Seller or any of its Affiliates under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101, et seq., or any state or local plant closing or severance law (collectively, “WARN”) for any actions taken by Buyer or any of its Affiliates on or after the Closing Date with regard to any site of employment, facility, operating unit or Company Employee affected by this Agreement. (m) No Amendments; No Third Party Beneficiaries. All provisions contained in this Section 5.10 are included for the sole benefit of the Parties to this Agreement, and nothing herein, whether express or implied, shall create any third party beneficiary or other rights (1) in any other Person, including, without limitation, any current or former employee, any participant in any Benefit Plan, or any dependent, alternative payee or beneficiary thereof, or (2) to continued employment with Seller, Buyer or any of their respective Affiliates or continued participation in any Benefit Plan. Section 5.11 Tax Matters. (a) With respect to any Straddle Taxable Period, the amount of Taxes allocable to the portion of the Straddle Taxable Period ending as of the Effective Time for purposes of the definitions of Assumed Liabilities, Excluded Assets and Retained Liabilities shall be deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction, the numerator of which is the number of calendar days in the Straddle Taxable Period ending as of the Effective Time and the denominator of which is the number of calendar days in the entire relevant Straddle Taxable Period.

37 002346-0005-14520-Active.17967989.19 (b) Subject to Section 5.11(c), with respect to any Tax or Damage relating to Taxes for which Seller is responsible pursuant to Section 7.2(a), Seller shall have the right, at its sole cost and expense, to initiate any claim for refund or credit and to control the prosecution, settlement or compromise of any Claim involving such Tax or Damage; provided, however, that Seller may not agree to settle any Claim that could affect any Taxes for which Buyer may be liable without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. Buyer and Seller shall give written notice to the other Party of its receipt of any notice of any audit, examination, claim or assessment for any Tax for which the other Party may be responsible within fifteen (15) days after its receipt of such notice; failure to give any such written notice within such 15-day period shall cause such other Party to forfeit any rights it may have by reason of Section 3.15 or this Section 5.11 only to the extent such other Party is prejudiced by such failure. (c) Notwithstanding Section 5.11(b), Seller and Buyer shall jointly control and participate in all proceedings taken in connection with any Claim relating to Taxes for a Straddle Taxable Period, and shall bear their own respective costs and expenses. Neither Seller nor Buyer shall settle any such Claim relating to a Straddle Taxable Period without the prior written consent of the other, such consent not to be unreasonably delayed, conditioned or withheld. Notwithstanding the foregoing, Buyer shall cede control to Seller of any action related to a recapture of a Treasury Cash Grant upon Seller’s agreement to fully indemnify Buyer for any amount of such recapture. (d) Seller shall grant to Buyer (or its designees) access at all reasonable times after the Closing to all of the information, books and records specifically relating to the Business or any Transferred Assets within the possession of Seller (including workpapers and correspondence with Taxing Authorities), and shall afford Buyer (or its designees) the right (at Buyer’s expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Buyer (or its designees) to prepare Tax Returns, respond to Tax audits and investigations, prosecute Tax protests, appeals and refund claims and to conduct negotiations with Taxing Authorities. Buyer shall grant to Seller (or its designees) access at all reasonable times after the Closing to all of the information, books and records specifically relating to the Business or any Transferred Assets within the possession of Buyer (including workpapers and correspondence with Taxing Authorities), and shall afford Seller (or its designees) the right (at Seller’s expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit Seller (or its designees) to prepare Tax Returns, respond to Tax audits and investigations, prosecute protests, appeals and refund claims with respect to Taxes and to conduct negotiations with Taxing Authorities. After the Closing Date, each of Seller and Buyer will preserve all information, records or documents in their respective possessions relating to liabilities for Taxes of the Business or any Transferred Assets until six months after the expiration of any applicable statute of limitations (including extensions thereof) with respect to the assessment of such Taxes. Section 5.12 Bulk Sales Laws. The Parties agree to waive the applicability of any provisions of any bulk sales laws in any jurisdiction. Section 5.13 Further Actions.

38 002346-0005-14520-Active.17967989.19 (a) Subject to the terms and conditions of this Agreement, each of Buyer and Seller agrees to use its commercially reasonable efforts (except where a different efforts standard is specifically contemplated by this Agreement, in which case such different standard shall apply) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement; provided that in no event shall any Party be required to take any action which (i) in the opinion of its counsel, is unlawful or would or could constitute a violation of any applicable Law or (ii) could reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by this Agreement. (b) Subject to the terms and conditions of this Agreement, at any time and from time to time after the Closing, at any Party’s request and without further consideration, the other Party shall execute and deliver to such requesting Party such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as such Party may reasonably request in order to consummate the transactions contemplated by this Agreement. Section 5.14 FERC Boundary Issues; Buyer’s Title Insurance; Liens. (a) Seller shall deliver to Buyer as promptly as reasonably practical after the date of this Agreement a description of the real property owned in fee by Seller which straddles the FERC-approved boundaries for the Facilities. Buyer and Seller agree and acknowledge that as of the date of this Agreement, there is no legal separation between the FERC Boundary Owned Real Property and the Non-FERC Boundary Owned Real Property, and that further work is necessary to effect that separation to permit Seller to convey title to the FERC Boundary Owned Real Property pursuant to the Deeds, which might include additional surveying work, subdivision of plots or other actions. Both Parties agree to cooperate with each other and use their respective commercially reasonable efforts to effect such separation as promptly as reasonable practicable after the date of this Agreement. Without limiting the foregoing, the Parties acknowledge that in order to complete such work expeditiously, it may be necessary or advisable to convey some real property outside of the FERC-approved boundaries for the Facilities as within the defined area of the term “FERC Boundary Owned Real Property”, including to avoid any material delay to Closing as part of any subdivision of plots. In the event the Parties agree, as aforementioned or otherwise, that any real property outside of the FERC- approved boundaries for the Facilities will be conveyed to Buyer as of the Closing, the term “FERC Boundary Owned Real Property” as used herein shall be deemed to include all such additional real property, and the Parties agree that the Deeds to be delivered to Buyer pursuant to Section 2.10(a) shall be revised as necessary to reflect the conveyance of any such additional real property. Notwithstanding anything to the contrary in this Section 5.14(a), in no event shall Seller convey to Buyer any real property outside of the FERC-approved boundaries for the Facilities that includes any real property located on Schedule 5.14(a). In connection with the legal separation of the FERC Boundary Owned Real Property and the Non-FERC Boundary Owned Real Property, both Parties agree to work together in good faith to enter into mutually agreeable easement agreements as may be necessary to establish uninterrupted access to a public roadway from (i) the FERC Boundary Owned Real Property and (ii) the non-FERC Boundary

39 002346-0005-14520-Active.17967989.19 Owned Real Property, which such easements shall in no event burden any real property located on Schedule 5.14(a). (b) As of the date of this Agreement, Buyer has obtained title insurance commitments from the Title Insurer that include commitments to provide insurance coverage of the FERC Boundary Owned Real Property, attached hereto as Exhibit G (the “Title Insurance Commitments”). At Closing, Seller shall deliver to the Title Insurer owner’s affidavits with respect to the FERC Boundary Owned Real Property and other matters in the form attached hereto as Exhibit F (the “Owner’s Affidavits”) and, on and prior to Closing, Seller shall use commercially reasonable efforts to (x) provide available documents and other information as reasonably necessary to comply with the requirements set forth in Schedule B Section 1 of the Title Insurance Commitments that are applicable to Seller as set forth on Schedule 5.14(b) and (y) provide available and up-to-date lien waivers from third party contractors with respect to capital expenditure projects and other works undertaken or ongoing at the Facilities which may give rise to possible unfiled mechanics, workmen, repairmen, warehousemen, carriers or other similar Liens; provided that, with respect to clause (x) above, Seller shall not be required to (i) undertake any obligation or incur any liability with respect to Permitted Liens or (ii) undertake or incur any liability under, or provide any information in connection with, any certificate in excess of any express liability or obligation that it would otherwise have under this Agreement. Buyer expressly acknowledges and agrees that all title commitments, Title Policies and surveys required in connection therewith shall be obtained at Buyer’s sole cost and expense. (c) On or prior to Closing, (i) as reasonably required by the Title Insurer as a condition to issuing the Title Policy as of the Closing, Seller shall remove or otherwise reasonably satisfy the Title Insurer’s requirements with respect to the issuance of such Title Policy with respect to any Lien (other than a Permitted Lien within the meaning of clause (b) of the definition of such term) that constitutes a mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other like Lien, including (if applicable) bonding over such Lien; and (ii) Seller shall remove all mortgages, mechanics’ liens, judgments and all other monetary liens identified on Schedule 5.14(c) or otherwise take such actions as specified on such schedule with respect to the applicable Lien listed thereon. Section 5.15 Treasury Cash Grant Matters. (a) Subject to the other terms of this Agreement, Buyer agrees to be jointly and severally liable with Seller for any “recapture” within the meaning of Section 1603 and the Treasury Guidance, of the Treasury Cash Grant. (b) Neither Buyer nor Seller (nor any of their Affiliates) shall take any action which reasonably could be expected to, or actually does, result in any “recapture” within the meaning of Section 1603 and the Treasury Guidance. (c) Buyer shall, during the period ending on November 25, 2018, operate the Facilities in compliance with the restrictions and covenants set forth in this Agreement with respect to the Treasury Cash Grant. Buyer shall comply with the annual performance report and certification requirements for purposes of the Treasury Cash Grant. Seller shall provide Buyer with any information requested by Buyer that is reasonably necessary to allow Buyer to comply

40 002346-0005-14520-Active.17967989.19 with the annual performance report and certification requirements for purposes of the Treasury Cash Grant and Buyer shall provide to Seller copies of such annual performance report and certifications as filed. Buyer and Seller shall use reasonable efforts to cooperate in making any filings related to the Treasury Cash Grant. ARTICLE VI SPECIFIED CONDITIONS Section 6.1 Buyer’s Condition Precedents. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to fulfillment at or prior to the Closing of the following conditions, any one or more of which may be waived in writing by Buyer: (a) Representations and Warranties. (i) The representations and warranties of Seller set forth in Article III (other than the representations and warranties set forth in Section 3.1 (Organization and Existence), Section 3.2 (Authorization), Section 3.4(i) (Noncontravention) and Section 3.19 (Brokers) and excluding, for the purposes of this Section 6.1(a)(i) only, all qualifications as to materiality, including Material Adverse Effect) shall be true and correct in all respects on and as of the Closing Date as though made on and as of such date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, except, in each case, to the extent that any such failures to be true and correct, whether individually or in the aggregate, would not be reasonably expected to result in a Material Adverse Effect; and (ii) the representations and warranties of Seller set forth in Section 3.1 (Organization and Existence), Section 3.2 (Authorization), Section 3.4(i) (Noncontravention) and Section 3.19 (Brokers) hereof shall be true and correct in all material respects on and as of the Closing Date as though made on and as of such date. (b) Compliance with Agreements. The covenants, agreements and obligations required by this Agreement to be performed and complied with by Seller prior to or at the Closing Date shall have been performed and complied with in all material respects. (c) Certificate. Seller shall execute and deliver to Buyer a certificate of an authorized officer of Seller, dated as of the Closing Date, stating that the conditions specified in Sections 6.1(a) and 6.1(b) of this Agreement have been satisfied. (d) Governmental Consents. The Consents or Filings with Governmental Entities marked with an asterisk on Schedule 3.3 and Schedule 4.3 shall have been duly obtained by Final Order, made or given and shall be in full force and effect, all terminations or expirations of applicable waiting periods imposed by any Governmental Entity with respect to the transactions contemplated thereby (including under the HSR Act) shall have occurred, and none of such Consents or Filings shall impose terms or conditions that would reasonably be expected to result in a material adverse effect on Buyer (including its post-Closing ownership and operation of the Business) and any of its Affiliates that make sales of energy directly in the Eastern Region of the PJM Interconnection (taken as a whole).

41 002346-0005-14520-Active.17967989.19 (e) Third Party Consents. Either (i) the Consents or Filings with Third Parties (other than Governmental Entities) marked with an asterisk on Schedule 3.3 and Schedule 4.3 shall have been obtained, made or given and shall be in full force and effect; or (ii) if Buyer waives the above condition in Section 6.1(e)(i) or Seller waives the condition in Section 6.2(e)(i) prior to Closing, Buyer and Seller shall have entered into back-to-back arrangements in accordance with Section 2.12 in form and substance reasonably satisfactory to Buyer. (f) No Injunctions. On the Closing Date, there shall be no Laws or Permits that operate to restrain, enjoin or otherwise prevent or make illegal the consummation of the transactions contemplated by this Agreement. No action or proceeding initiated by any Governmental Entity seeking an Order prohibiting the consummation of the transactions contemplated by this Agreement shall be pending. (g) Documents. Seller shall have delivered or shall stand ready to deliver all of the certificates, instruments, Contracts and other documents specified to be delivered by it hereunder, including pursuant to Section 2.10. (h) Talen Energy Supply Guaranty. The Talen Energy Supply Guaranty, duly executed by Talen Energy Supply as of the date hereof, remains in full force and effect. Section 6.2 Seller’s Condition Precedents. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to fulfillment at or prior to the Closing of the following conditions, any one or more of which may be waived in writing by Seller: (a) Representations and Warranties. The representations and warranties of Buyer set forth in Article IV hereof shall be true and correct in all material respects (except for representations and warranties that are qualified by materiality, which shall be true and correct in all respects) on and as of the Closing Date as though made on and as of such date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date. (b) Compliance with Agreements. The covenants, agreements and obligations required by this Agreement to be performed and complied with by Buyer prior to or at the Closing Date shall have been performed and complied with in all material respects. (c) Certificate. Buyer shall execute and deliver to Seller a certificate of an authorized officer of Buyer, dated as of the Closing Date, stating that the conditions specified in Sections 6.2(a) and 6.2(b) of this Agreement have been satisfied. (d) Governmental Consents. The Consents or Filings with Governmental Entities marked with an asterisk on Schedule 3.3 and Schedule 4.3 shall have been duly obtained by Final Order, made or given and shall be in full force and effect, all terminations or expirations of applicable waiting periods imposed by any Governmental Entity with respect to the transactions contemplated thereby (including under the HSR Act) shall have occurred, and none of such Consents or Filings shall impose terms or conditions that would reasonably be expected to result in a material adverse effect on Seller or its Affiliates.

42 002346-0005-14520-Active.17967989.19 (e) Third Party Consents. Either (i) the Consents or Filings with Third Parties (other than Governmental Entities) marked with an asterisk on Schedule 3.3 and Schedule 4.3 shall have been obtained, made or given and shall be in full force and effect; or (ii) if Seller waives the above condition in Section 6.2(e)(i) or Buyer waives the condition in Section 6.1(e)(i) prior to Closing, Buyer and Seller shall have entered into back-to-back arrangements in accordance with Section 2.12 in form and substance reasonably satisfactory to Seller. (f) No Injunctions. On the Closing Date, there shall be no Laws or Permits that operate to restrain, enjoin or otherwise prevent or make illegal the consummation of the transactions contemplated by this Agreement. No action or proceeding initiated by any Governmental Entity seeking an Order prohibiting the consummation of the transactions contemplated by this Agreement shall be pending. (g) Documents. Buyer shall have delivered or shall stand ready to deliver all of the certificates, instruments, Contracts and other documents specified to be delivered by it hereunder, including pursuant to Section 2.11. (h) Buyer Parent Guaranty. The Buyer Parent Guaranty, duly executed by Guarantor as of the date hereof, remains in full force and effect. ARTICLE VII SURVIVAL; INDEMNIFICATION AND RELEASE Section 7.1 Survival. Other than Section 3.1 (Organization and Existence), Section 3.2 (Authorization), Section 3.4(i) (Noncontravention) and Section 3.19 (Brokers), which shall survive indefinitely, and Section 3.5(a) (Title) and Section 3.13 (Environmental Matters), which shall survive until the third anniversary of the Closing Date, the representations and warranties of Seller and Buyer set forth in this Agreement shall survive the Closing until the 18-month anniversary of the Closing Date. The covenants and agreements of the Parties contained in this Agreement (other than covenants and agreements which by their nature are to be performed after Closing) shall survive the Closing until the 18-month anniversary of the Closing Date. The covenants and agreements that by their terms apply or are to be performed in whole or in part after the Closing shall survive in accordance with their terms or, if they have no terms, shall survive indefinitely. No claim for indemnification under Sections 7.2 or 7.3 for breach of any representation, warranty, covenant or agreement may be made after the expiration of the applicable survival period under this Section 7.1; provided that if a written claim or written notice is duly given in good faith under this Article VII with respect to any claim for indemnification for breach of any such representation, warranty, covenant or agreement prior to the expiration of the applicable survival period set forth in Section 7.1, the claim with respect to such alleged breach of such representation, warranty, covenant or agreement shall continue indefinitely until such Claim is finally resolved pursuant to this Article VII.

43 002346-0005-14520-Active.17967989.19 Section 7.2 Indemnification by Seller. (a) From and after the Closing Date, subject to the other provisions of this Article VII, Seller agrees to indemnify Buyer and its officers, directors, employees and Affiliates (collectively, the “Indemnified Buyer Entities”) and to hold each of them harmless from and against, any and all Damages suffered, paid or incurred by such Indemnified Buyer Entity and (i) caused by, resulting from or arising out of any breach of any of the representations and warranties made by Seller to Buyer as of the Closing Date as though made on and as of such date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date; (ii) caused by, resulting from or arising out of any breach by Seller of any of its covenants or agreements contained in this Agreement; or (iii) caused by, resulting from or arising out of the Retained Liabilities. (b) Notwithstanding anything to the contrary contained in this Section 7.2, the Indemnified Buyer Entities shall be entitled to indemnification with respect to any claim for indemnification pursuant to Section 7.2(a)(i): (i) only if the amount of Damages with respect to such claim (aggregating all Damages with respect to claims arising from substantially identical facts) exceeds the amount of $100,000 (any claim involving Damages equal to or less than such amount being referred to as a “De Minimis Claim”); (ii) only if, and then only to the extent that, the aggregate Damages to all Indemnified Buyer Entities, with respect to all claims for indemnification pursuant to Section 7.2(a)(i) (other than all De Minimis Claims), exceed the amount of one percent (1%) of the Base Purchase Price (the “Deductible”), whereupon (subject to the provisions of clause (iii) below) Seller shall be obligated to pay in full all such amounts but only to the extent such aggregate Damages are in excess of one half percent (0.5%) of the Base Purchase Price and other than in respect to any De Minimis Claim; and (iii) only with respect to claims for indemnification under Section 7.2(a)(i) made on or before the expiration of the survival period pursuant to Section 7.1 for the applicable representation or warranty. (c) Notwithstanding anything to the contrary contained in this Section 7.2, in no event shall the Indemnified Buyer Entities be entitled to aggregate Damages pursuant to Section 7.2(a)(i) in excess of the amount of twenty percent (20%)of the Base Purchase Price (the “Cap”). Notwithstanding anything in this Section 7.2 to the contrary, a De Minimis Claim, the Deductible and the Cap shall not apply to any indemnification obligation of Seller pursuant to Section 7.2(a)(i) arising out of or resulting from any breach of the representations and warranties contained in Section 3.1 (Organization and Existence), Section 3.2 (Authorization), Section 3.4(i) (Noncontravention), Section 3.5(a) (Title), Section 3.19 (Brokers); provided, however, that in all events Seller shall not be required to indemnify the Indemnified Buyer Entities pursuant to Section 7.2(a)(i), Section 7.2(a)(ii) or Section 5.11 for Damages in excess of the Base Purchase Price.

44 002346-0005-14520-Active.17967989.19 (d) For the sole purpose of determining the amount of Damages resulting from a breach of a representation or warranty of Seller (but not for the purpose of determining the existence of any such breach or inaccuracy) for purposes of this Article VII, any qualification set forth therein as to “materiality”, “material”, “Material Adverse Effect” or words of similar import contained in such representation or warranty giving rise to the claim of indemnity hereunder shall in each case be disregarded and without effect (as if such standard or qualification were deleted from such representation or warranty). Section 7.3 Indemnification by Buyer. (a) From and after the Closing, Buyer hereby agrees to indemnify, defend and hold Seller and its officers, directors, employees and Affiliates (collectively, the “Indemnified Seller Entities”) harmless from and against any and all Damages suffered, paid or incurred by such Indemnified Seller Entities and (i) caused by, resulting from, or arising out of any breach of any of the representations and warranties made by Buyer to Seller as of the Closing Date as though made on and as of such date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date; (ii) caused by, resulting from, or arising out of any breach by Buyer of any of its covenants or agreements contained in this Agreement; or (iii) caused by, resulting from or arising out of the Assumed Liabilities. (b) Notwithstanding anything to the contrary contained in this Section 7.3, in no event shall the Indemnified Seller Entities be entitled to aggregate Damages pursuant to Sections 7.3(a)(i) and 7.3(a)(ii) in excess of the Base Purchase Price. Section 7.4 Indemnification Procedures. (a) If an Indemnified Buyer Entity or an Indemnified Seller Entity (each, an “Indemnified Entity”) believes that a claim, demand or other circumstance exists that has given or may reasonably be expected to give rise to a right of indemnification under this Article VII (whether or not the amount of Damages relating thereto is then quantifiable), such Indemnified Entity shall assert its claim for indemnification by giving written notice thereof (a “Claim Notice”) to the party from which indemnification is sought (the “Indemnifying Party”) (i) if the event or occurrence giving rise to such claim for indemnification is, or relates to, a claim, suit, action or proceeding brought by a Person not a party to this Agreement or affiliated with any such party (a “Third Party”), within ten Business Days following receipt of notice of such Claim by such Indemnified Entity, or (ii) if the event or occurrence giving rise to such action or claim for indemnification is not, or does not relate to, a Claim brought by a Third Party, within 30 days after the discovery by the Indemnified Entity of the circumstances giving rise to such Claim for indemnity. Each Claim Notice shall describe the claim in reasonable detail. The failure or delay by the Indemnified Entity to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any indemnification obligation hereunder except to the extent that the defense of such Claim is materially prejudiced by such failure or delay. (b) If any claim or demand by an Indemnified Entity under this Article VII relates to a Claim filed or made against an Indemnified Entity by a Third Party (a “Third Party Claim”), the Indemnifying Party may elect at any time to negotiate a settlement or a compromise

45 002346-0005-14520-Active.17967989.19 of such Claim or to defend such Third Party Claim, in each case at its sole cost and expense and with its own counsel, so long as (i) the Indemnifying Party provides written notice to the Indemnified Entity that the Indemnifying Party intends to undertake such defense, and (ii) if the Indemnifying Party is a party to the proceeding, the Indemnifying Party or the Indemnified Entity has not reasonably determined in good faith that joint representation would be inappropriate because of a conflict of interest. If the Indemnifying Party, after assuming the defense of a Third Party Claim, fails to take reasonable steps necessary to defend diligently such Third Party Claim within ten (10) Business Days after receiving written notice from the Indemnified Entity to the effect that the Indemnifying Party has so failed, the Indemnified Entity shall have the right but not the obligation to assume its own defense. (c) Except with the prior written consent of the Indemnified Entity, such consent not to be unreasonably withheld, conditioned or delayed, no Indemnifying Party shall settle or compromise any Third Party Claim or permit a default judgment or consent to an entry of judgment unless such settlement, compromise or judgment (i) relates solely to money damages, (ii) provides for a full, unconditional and irrevocable release of the Indemnified Entity with respect to the claim(s) being settled and (iii) does not contain any admission or finding of wrongdoing on behalf of the Indemnified Entity. If, within twenty (20) days of receipt from an Indemnified Entity of any Claim Notice with respect to a Third Party Claim the Indemnifying Party does not elect to defend such Third Party Claim, such Indemnified Entity may (subject to the Indemnifying Party’s continuing right of election in Section 7.4(b)), at its option, defend, settle or otherwise compromise or pay such Third Party Claim; provided, that any such settlement or compromise shall be permitted hereunder only with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. Unless and until the Indemnifying Party makes an election in accordance with Section 7.4(b) to defend, settle or compromise such Third Party Claim, all of the Indemnified Entity’s reasonable costs and expenses arising out of the defense, settlement or compromise of any such Claim shall be Damages subject to indemnification hereunder to the extent provided herein. Each Indemnified Entity shall make available to the Indemnifying Party all information reasonably available to such Indemnified Entity relating to such Claim. In addition, the Parties shall render to each other such assistance as may reasonably be requested in order to ensure the proper and adequate defense of any such Claim. The Party in charge of the defense shall keep the other Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the Indemnifying Party elects to defend any such Third Party Claim, then the Indemnified Entity shall be entitled to participate in such defense with separate counsel reasonably acceptable to the Indemnifying Party, at such Indemnified Entity’s sole cost and expense. In the event the Indemnifying Party assumes the defense of (or otherwise elects to negotiate or settle or compromise) Claim as described above, the Indemnified Entity shall reimburse the Indemnifying Party for all costs and expenses incurred by the Indemnifying Party in connection with such defense (or negotiation, settlement or compromise) to the extent, if applicable, that such costs and expenses do not exceed the amount of the remaining Deductible. (d) This Section 7.4 shall not apply to claims relating to Taxes, with respect to which the procedures set forth in Section 5.11 shall govern. Section 7.5 General.

46 002346-0005-14520-Active.17967989.19 (a) No Indemnified Entity shall be obligated in connection with any claim for indemnification under this Article VII to take any action to obtain any insurance proceeds available to such Indemnified Entity with regard to the applicable claims or to recover any amounts to which it may be entitled in respect of the applicable claims pursuant to contractual or other indemnification rights that the Indemnified Entity may have against Third Parties. If an Indemnified Entity shall have received the payment required by this Agreement from the Indemnifying Party in respect of Damages and shall subsequently receive insurance proceeds or other amounts in respect of such Damages, then such Indemnified Entity or its Affiliates, as the case may be, shall promptly repay to the Indemnifying Party a sum equal to the amount of such insurance proceeds or other amounts actually received to the extent such amount would give rise to a double recovery by such Indemnified Entity. (b) Subject to Section 7.5(a), each Indemnified Entity shall be obligated in connection with any claim for indemnification under this Article VII to use all commercially reasonable efforts to mitigate Damages that would otherwise be subject to indemnification under Section 7.2, including with respect to claims for indemnity under Section 7.2(a)(i) for breach of the representations and warranties included in Section 3.13, including not undertaking, nor soliciting nor importuning any Governmental Entity or other Person to require, any environmental correction, investigation, monitoring or remediation unless (i) affirmatively required to do so by applicable Laws or (ii) required to do so in response to an imminent and material threat to human health or the environment. (c) Subject to the rights of any insurance carriers contemplated in Section 7.5(a) above, the Indemnifying party shall be subrogated to any right of action that the Indemnified Entity may have against any other Person with respect to any matter giving rise to a claim for indemnified hereunder. (d) The indemnification provided in this Article VII and Section 5.11 shall be the exclusive post-Closing remedy available to any Party hereto with respect to any breach of any representation, warranty, covenant or agreement in this Agreement, or otherwise in respect of the transactions contemplated by this Agreement, except as otherwise expressly provided in this Agreement. (e) If any fact, circumstance or condition forming a basis for a Claim for indemnification under this Article VII or Section 5.11 shall overlap with any fact, circumstance, condition, agreement or event forming the basis of any other Claim for indemnification under this Article VII or Section 5.11, there shall be no duplication in the calculation of the amount of the Damages. In addition, none of Seller nor Buyer shall have any liability under this Article VII for Damages relating to matters to the extent included in the adjustment to the Base Purchase Price contemplated under Section 2.5(a) (other than the failure to pay amounts (if any) that become due and payable by Seller pursuant to Section 2.5) in accordance with the terms of Section 2.5. (f) An Indemnifying Party shall not be required to indemnify an Indemnified Entity to the extent of any Damages that a court of competent jurisdiction or arbitrator shall have determined by final, non-appealable judgment to have resulted from the fraud, gross negligence

47 002346-0005-14520-Active.17967989.19 or willful misconduct of the Indemnified Entity seeking indemnification or its officers, directors, employees or Affiliates. (g) The Parties agree to treat all payments made by or deemed to be made by a Party under this Article VII as adjustments to the Purchase Price hereunder unless otherwise required by applicable law. Section 7.6 “As Is” Sale; Release. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN (INCLUDING THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE III), SELLER’S INTERESTS IN THE TRANSFERRED ASSETS ARE BEING TRANSFERRED “AS IS, WHERE IS, WITH ALL FAULTS,” AND SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE CONDITION, VALUE OR QUALITY OF THE TRANSFERRED ASSETS OR THE PROSPECTS (FINANCIAL OR OTHERWISE), RISKS AND OTHER INCIDENTS OF THE BUSINESS OR THE TRANSFERRED ASSETS AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. WITHOUT LIMITING THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT (INCLUDING THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE III), SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, STATUTORY, OR OTHERWISE, RELATING TO (I) THE CONDITION OF THE TRANSFERRED ASSETS (INCLUDING ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, USE, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, OR THE PRESENCE OR ABSENCE OF ANY HAZARDOUS MATERIALS IN OR ON, OR DISPOSED OR DISCHARGED FROM, THE ASSETS) OR (II) ANY INFRINGEMENT BY SELLER OR ANY OF THEIR AFFILIATES OF ANY PATENT OR PROPRIETARY RIGHT OF ANY THIRD PARTY. THE PROVISIONS CONTAINED IN THIS AGREEMENT (INCLUDING THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE III) ARE THE RESULT OF EXTENSIVE NEGOTIATIONS BETWEEN BUYER AND SELLER AND NO OTHER ASSURANCES, REPRESENTATIONS OR WARRANTIES ABOUT THE QUALITY, CONDITION, OR STATE OF THE TRANSFERRED ASSETS WERE MADE BY SELLER IN THE INDUCEMENT THEREOF, EXCEPT AS PROVIDED HEREIN. EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT (INCLUDING THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE III), SELLER SHALL NOT HAVE OR BE SUBJECT TO ANY LIABILITY TO BUYER RESULTING FROM THE DISTRIBUTION TO BUYER, OR BUYER’S USE OF OR RELIANCE ON, ANY INFORMATION, DOCUMENTS OR MATERIAL MADE AVAILABLE TO BUYER IN EXPECTATION OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED HEREBY. Section 7.7 Right to Specific Performance; Certain Limitations. Notwithstanding anything in this Agreement to the contrary:

48 002346-0005-14520-Active.17967989.19 (a) Without limiting or waiving in any respect any rights or remedies of a Party under this Agreement now or hereafter existing at law, in equity or by statute, each of the Parties hereto shall be entitled to specific performance of the obligations to be performed by the other Parties in accordance with the provisions of this Agreement; (b) No Representative, Affiliate of, or direct or indirect equity owner in, Seller (except Talen Energy Supply solely with respect to the Talen Energy Supply Guaranty) shall have any personal liability to Buyer or any other Person as a result of the breach of any representation, warranty, covenant, agreement or obligation of Seller in this Agreement and no Representative, Affiliate of, or indirect equity owner in, Buyer shall have any personal liability to Seller or any other Person as a result of the breach of any representation, warranty, covenant, agreement or obligation of Buyer in this Agreement; and (c) Notwithstanding anything in this Agreement to the contrary, no Party or its Affiliates, or their respective Representatives shall be liable for special, punitive, exemplary, consequential or indirect damages or loss of revenue, income or profits, diminution of value or loss of business reputation or opportunity of any other Party of any of such Party’s Affiliates, whether based on contract, tort, strict liability, other law or otherwise and whether or not arising from the other Party’s or its Affiliates’, or any of their respective officers’, directors’, employees’ or Representatives’ sole, joint or concurrent negligence, strict liability or other fault, for any matter relating to this Agreement and the transactions contemplated hereby, and in particular, no “multiple of profits” or “multiple of cash flow” or similar valuation methodology shall be used in calculating the amount of any losses (“Non-Reimbursable Damages”), provided that any amounts payable to third parties pursuant to a third party claim shall not be deemed Non-Reimbursable Damages. ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER Section 8.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing: (a) by either Buyer or Seller if the Closing shall not have occurred within twelve (12) months after the date of this Agreement (the “Outside Date”) provided, that Buyer cannot terminate under this Section 8.1(a) if the failure of the Closing to occur is the result of a material breach by Buyer of any of its representations, warranties, covenants or agreements hereunder and Seller cannot terminate this Agreement under this Section 8.1(a) if the failure of the Closing to occur is the result of a material breach by Seller of any of its representations, warranties, covenants or agreements hereunder; (b) by Buyer if (i) any of Seller shall have breached any of the representations, warranties, covenants or agreements contained in this Agreement to be complied with by Seller such that the closing condition set forth in Section 6.1(a) or (b) would not be satisfied or (ii) there exists a breach of any representation or warranty of Seller contained in this Agreement such that the closing condition set forth in Section 6.1(a) would not be satisfied;

49 002346-0005-14520-Active.17967989.19 provided, in the case of (i) or (ii), that such breach is not cured by Seller within 30 days after Seller receives written notice of such breach from Buyer; (c) by Seller if (i) Buyer shall have breached any of the representations, warranties, covenants or agreements contained in this Agreement to be complied with by Buyer such that the closing condition set forth in Section 6.2(a) or (b) would not be satisfied or (ii) there exists a breach of any representation or warranty of Buyer contained in this Agreement such that the closing condition set forth in Section 6.2(a) would not be satisfied; provided, in the case of (i) or (ii), that such breach is not cured by Buyer within 30 days after Buyer receives written notice of such breach from Seller; (d) by Buyer, on the one hand, or Seller, on the other hand, in writing if there shall be in effect a nonappealable Order prohibiting, enjoining, restricting or making illegal the transactions contemplated by this Agreement; (e) by Seller, if at the Closing Buyer fails to make the payments required to be made by Buyer; or (f) by mutual written agreement of Buyer and Seller. Section 8.2 Effect of Termination. If this Agreement is terminated as permitted by Section 8.1, such termination shall be without liability of any Party (or any Party’s Affiliates or Representatives), except liability for any breach of any covenants or other agreements under this Agreement prior to such termination, or under the following provisions, which shall also survive termination: Section 5.4, Section 5.5, Article VIII and Article IX. ARTICLE IX MISCELLANEOUS Section 9.1 Notices. All notices, requests and other communications hereunder shall be in writing (including wire, telefax, electronic mail or similar writing) and shall be sent, delivered or mailed, addressed, emailed or telefaxed: (a) if to Buyer, to: c/o Brookfield Renewable Energy Group 41 Victoria, Gatineau, QC J8T 8R3 Attention: Andrea Rocheleau Facsimile: 819-561-7188 Email: andrea.rocheleau@brookfieldrenewable.com with a copy to: c/o Brookfield Renewable Energy Group

50 002346-0005-14520-Active.17967989.19 181 Bay Street, Toronto, ON M5J 2T3 Attention: Jennifer Mazin Email: jennifer.mazin@brookfieldrenewable.com Morrison & Foerster LLP 250 West 55th Street New York, New York 10019 Attention: Jonathan M.A. Melmed Facsimile: (212) 209-1874 Email: jmelmed@mofo.com (b) if to Seller, to: Talen Generation, LLC c/o Talen Energy Supply, LLC Legal Department 835 Hamilton Street, Suite 150 Allentown, PA 18101 Attention: Thomas G. Douglass, Jr. Jeffrey R. Jankowski Facsimile: (610) 774-2755 Email: Thomas.Douglass@TalenEnergy.com Jeffrey.Jankowski@TalenEnergy.com with a copy to: Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Attention: Brian Chisling, Esq. Facsimile: (212) 455-2502 Email: bchisling@stblaw.com Each such notice, request or other communication shall be given (i) by mail (postage prepaid, registered or certified mail, return receipt requested), (ii) by hand delivery, (iii) by nationally recognized courier service or (iv) by telefax or electronic mail, receipt confirmed (with a confirmation copy to be sent by nationally recognized courier service for delivery on the next Business Day; provided that the failure to send such confirmation copy shall not prevent such telefax notice from being effective). Each such notice, request or communication shall be effective (x) if mailed, if delivered by hand or by internationally recognized courier service, when delivered at the address specified in this Section 9.1 (or in accordance with the latest unrevoked written direction from the receiving Party) and (y) if given by telefax or electronic mail, when such telefax or email is transmitted to the telefax number or email address specified in this Section 9.1 (or in accordance with the latest unrevoked written direction from the receiving Party), and the appropriate confirmation is received; provided that notices received on

51 002346-0005-14520-Active.17967989.19 a day that is not a Business Day or after 5:00 p.m. Eastern Prevailing Time on a Business Day will be deemed to be effective on the next Business Day. Section 9.2 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid or enforceable, such provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction. Section 9.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement. Any facsimile or electronically transmitted copies hereof or signature hereon shall, for all purposes, be deemed originals. Section 9.4 Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the agreements, appendices, exhibits, schedules and certificates referred to herein or delivered pursuant hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof (including the Confidentiality Agreement, between Talen Energy Supply, LLC and Brookfield Renewable Power Inc., dated May 26, 2015 (the “Confidentiality Agreement”) except to the extent incorporated herein pursuant to Section 5.4). The terms and provisions of this Agreement are intended solely for the benefit of the Parties and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person. Section 9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Section 9.6 Consent to Jurisdiction; Waiver of Jury Trial. Each of the Parties hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (a) the United States District Court for the Southern District of New York or (b) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY

52 002346-0005-14520-Active.17967989.19 LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Section 9.7 Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Parties; provided that Buyer may transfer its rights and obligations under this Agreement to an Affiliate thereof for purposes of having such Affiliate take ownership of the Transferred Assets so long as Buyer remains jointly and severally obligated to satisfy all of Buyer’s obligations under the terms of this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. Any attempted assignment in violation of the terms of this Section 9.7 shall be null and void, ab initio. Section 9.8 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section 9.9 Construction. (a) Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits, Schedules, Appendices and Attachments shall be deemed references to Articles and Sections of, and Exhibits, Schedules, Appendices and Attachments to, such Agreement. References to this Agreement shall include a reference to all Schedules and Exhibits, as the same may be amended, modified or supplemented from time to time in accordance with this Agreement. (b) A term defined as one part of speech (such as a noun) shall have a corresponding meaning when used as another part of speech (such as a verb). References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation”. Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement. Any reference to a Law shall include any amendment thereof or any successor thereto and any rules and regulations promulgated thereunder. All references to a particular entity shall include a reference to such entity’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement. References to any agreement (including this Agreement), document or instrument shall mean a reference to such agreement, document or instrument as the same may be amended, modified, supplemented or replaced from time to time. References to “or” shall be deemed to be disjunctive but not necessarily exclusive (i.e., unless the context dictates otherwise, “or” shall be interpreted to mean “or” rather than “either/or”). “Shall” and “will” mean “must”, and shall and will have equal force and effect and express an obligation. “Writing,” “written” and comparable terms refer to printing, typing, and other means of reproducing in a visible form.

53 002346-0005-14520-Active.17967989.19 (c) Time is of the essence in this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. Relative to the determination of any period of time, “from” means “including and after,” “to” means “to but excluding” and “through” means “through and including.” (d) All accounting terms used herein and not expressly defined shall have the meanings given to them under, and all accounting determinations hereunder shall be made in accordance with, GAAP. (e) Each Party acknowledges that this Agreement was negotiated by it with the benefit of representation by legal counsel, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall not apply to any construction or interpretation hereof. (f) In the event of any conflict between the provisions of this Agreement and those of any Exhibit or Schedule, the provisions of this Agreement shall prevail. Section 9.10 Amendments and Waivers. This Agreement may not be amended, supplemented or modified except by an instrument in writing signed on behalf of Buyer and Seller. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective, unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. Section 9.11 Schedules and Exhibits. Except as otherwise provided in this Agreement, all Exhibits and Schedules referred to herein are intended to be and hereby are made a part of this Agreement. Any disclosure in any Party’s Schedule under this Agreement corresponding to and qualifying a specific numbered paragraph shall be deemed to correspond to and qualify any other numbered paragraph relating to such Party to which the applicability of the disclosure is readily apparent. Certain information set forth in the Schedules is included solely for informational purposes, is not an admission of liability with respect to the matters covered by the information, and may not be required to be disclosed pursuant to this Agreement. The specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Schedules is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules in any dispute or controversy between the parties as to whether any obligation, item, or matter not described herein or included in a Schedule is or is not material for purposes of this Agreement.

[Asset Purchase Agreement – Signature Page] IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written. Holtwood, LLC By: /s/ Jeremy R. McGuire Name: Jeremy R. McGuire Title: Senior Vice President BIF III Holtwood LLC By: /s/ Josée Guibord Name: Josée Guibord Title: Senior Vice President & Secretary

002346-0005-14520-Active.17967989.19 Appendix A As used in the Agreement, the following terms have the following meanings: “Actual Capital Expenditures Adjustment” has the meaning set forth in Section 2.6(a). “Actual Prorated Amount” has the meaning set forth in Section 2.8(c). “Actual Surge Tank Remaining Budget” has the meaning set forth in Section 2.6(b). “Adjustment Statement” has the meaning set forth in Section 2.6(a). An “Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities or ownership interests, by contract or otherwise, and specifically with respect to a corporation, partnership or limited liability company, means direct or indirect ownership of more than 50% of the voting securities in such corporation or of the voting interest in a partnership or limited liability company. “Agreement” has the meaning set forth in the Preamble. “Antitrust Authorities” has the meaning set forth in Section 5.6(c)(i). “Assigned Contracts” means all Contracts Related to the Business to which Seller is a party, including all Material Contracts and the specified commercial arrangements with Affiliates listed on Schedule 1.1(f), and excluding for the avoidance of doubt the Excluded Affiliate Arrangements and Benefit Plans. “Assumed Liabilities” means, except for the Retained Liabilities, all of the following Liabilities: (a) all Liabilities of Seller to the extent relating to or arising out of the ownership or operation of the Transferred Assets (whether before, or after the Closing Date), other than any Liabilities of the types described in subparts (b) through (g) below; (b) all Liabilities of Seller under the Assigned Contracts but solely to the extent arising on or after the Closing Date; (c) any recapture of or reduction in the amount of Treasury Cash Grants previously received by Seller where such recapture or reduction is due to (i) the disposition of, or cessation of use by, Buyer of property that qualified for the Treasury Cash Grant on or after the Closing Date, (ii) Buyer’s status as a Disqualified Owner, (iii) any other action or inaction taken by Buyer or an Affiliate of Buyer on or after the Closing or (iv) the transactions contemplated by this Agreement;

A-2 002346-0005-14520-Active.17967989.19 (d) all Taxes (including any Transfer Taxes but excluding any income, capital gain or similar Tax owed by Seller in connection with the transfer and sale of the Transferred Assets) resulting from any transaction contemplated by this Agreement, provided that no Liabilities related to actions or inactions occurring prior to Closing with respect to the Treasury Cash Grants shall be deemed Assumed Liabilities; (e) any Liability for real property taxes and other Taxes attributable to the Transferred Assets to the extent allocated to taxable periods or portions thereof beginning on or after the Effective Time pursuant to the proration provided for in Section 2.8; (f) all Liabilities associated with the Transferred Employees arising on or after each Transferred Employee’s respective Transfer Date; (g) all Liabilities arising on or after the Closing Date with respect to Company Employees (i) whose offers of employment do not comply with the requirements set forth in Section 5.10) or (ii) who do not receive offers of employment; and (h) all Liabilities relating to or arising out of the razing of the cottages pursuant to the Agreement, dated as of June 12, 2014, between Seller (f/k/a PPL Holtwood, LLC) Lancaster County Conservancy and Lower Chanceford Township. “Base Purchase Price” has the meaning set forth in Section 2.5(a). “Benefit Plans” means any retirement, pension, profit sharing, deferred compensation, equity bonus, savings, bonus, incentive, cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, sick pay, salary continuation, Code Section 125 benefit, holiday, vacation, severance, retention, change of control, equity purchase, equity option, restricted equity, phantom equity, equity appreciation rights, fringe benefit or other employee benefit plan, program, policy, fund, contract, arrangement (including any “employee benefit plan,” as defined in Section 3(3) of ERISA) or any employment, consulting or personal services contract, whether written or oral, qualified or nonqualified, funded or unfunded, or domestic or foreign, covering or benefiting any Company Employee (or any dependent or beneficiary of any such employee). “Bill of Sale and Assignment Agreement” means one or more bills of sale and assignment agreements by which the title to the Transferred Assets (except as contemplated pursuant to Section 2.12) shall be conveyed by Seller to Buyer, and by which Seller shall assign to Buyer the Transferred Assets and Buyer shall assume the Assumed Liabilities, substantially in the form attached hereto as Exhibit D. “Books and Records” means books, records, property Tax Returns, property Tax workpapers, files, documents, instruments, papers, correspondence, journals, deeds, licenses, supplier, contractor and subcontractor lists, annual operating plans, monthly operating reports, operating logs, operations and maintenance records, pending purchase orders, current safety and

A-3 002346-0005-14520-Active.17967989.19 maintenance manuals, incident reports, injury reports, engineering design plans, blue prints and as-built plans, records drawings, drawings, specifications, test reports, quality documentation and reports, third-party environmental studies, analyses, reports and records, hazardous waste disposal records, personnel records, training records, procedures and similar items, in each case, (A) in all formats in which they are reasonably and practically available, including electronic, where applicable, (B) in the possession of Seller or its Affiliates, and (C) to the extent relating primarily to the Business, the Transferred Assets, the Assumed Liabilities or the Transferred Employees; but shall not include: (i) documents, files or other information of any kind relating to employees who are not Transferred Employees, (ii) employee documents, files or other property or information of any kind afforded confidential treatment under any applicable Laws, except to the extent the affected employee consents in writing to the disclosure of the same to Buyer, (iii) all documents, files or other property or information of any kind prepared in connection with the sale of the Transferred Assets or the Seller (including bids received from third parties and analyses relating to the Business or the Seller), (iv) financial records or projections relating to the Business or the Seller, (v) books, records or other documents of Seller or its Affiliates related to corporate compliance matters not primarily developed for the Business or the Seller, (vi) organizational documents (including minute books) of Seller or its Affiliates, or (vii) materials, the disclosure of which, would constitute a waiver of attorney-client or attorney-work product privilege. “Business” means the ownership, operation and maintenance of the Facilities as currently conducted, including the sale by Seller of all energy, capacity, ancillary services, renewable attributes, and all other products generated by the Facilities. “Business Day” means any day, other than Saturday, Sunday or any other day on which commercial banks located in the State of New York are required by Law to be closed. “Buyer” has the meaning set forth in the Preamble. “Buyer Parent Guaranty” means the Buyer Parent Guaranty of the Guarantor in the form of Exhibit B hereto. “Buyer’s 401(k) Plan” has the meaning set forth in Section 5.10(j)(i). “Cap” has the meaning set forth in Section 7.2(c). “Capital Expenditures Adjustment” means, as of any date, the difference (which may be positive or negative) between (i) the aggregate amount paid or payable to the contractor under the Surge Tank Rehabilitation Contract, whether by or on account of (x) Seller and its Affiliates, prior to Closing (but in no event exceeding the Surge Tank Budgeted Amount as of the date of the execution of the Surge Tank Rehabilitation Contract), and (y) Buyer and its Affiliates, on and after Closing, in each case in connection with the work to complete the Surge Tank Rehabilitation pursuant to the Surge Tank Rehabilitation Contract, minus (ii) the Surge Tank Budgeted Amount as of the date of the execution of the Surge Tank Rehabilitation Contract.

A-4 002346-0005-14520-Active.17967989.19 “CBA” means that certain Collective Bargaining Agreement, dated as of May 14, 2014, by and between PPL Corporation and Local Union No. 1600 of the International Brotherhood of Electrical Workers, and any amendments to such Collective Bargaining Agreement negotiated by or on behalf of Buyer with the Union. “Claim” means any demand, claim, action, legal proceeding (whether at law or in equity), investigation, arbitration, hearing, audit or suit commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Entity. “Claim Notice” has the meaning set forth in Section 7.4(a). “Closing” has the meaning set forth in Section 2.9. “Closing Date” has the meaning set forth in Section 2.9. “COBRA” has the meaning set forth in Section 5.10(g)(iii). “Code” means the Internal Revenue Code of 1986, as amended, and all rules and regulations thereunder. “Company Employees” means each individual currently employed by the Seller. “Confidentiality Agreement” has the meaning set forth in Section 9.4. “Consent” has the meaning set forth in Section 3.3. “Continuing Support Obligation” has the meaning set forth in Section 5.3(d). “Contract” means any written contract, lease, license, evidence of Indebtedness, mortgage, indenture, purchase order, binding bid, letter of credit, security agreement, undertaking or other agreement that is legally binding. “Counterparty” has the meaning set forth in Section 2.12. “Damages” means any and all claims, injuries, lawsuits, liabilities, losses, damages, judgments, fines, penalties, deficiencies, costs and expenses, including the reasonable fees and disbursements of counsel and experts (including reasonable fees of attorneys and paralegals, whether at the pre-trial, trial, or appellate level, or in arbitration) and all amounts reasonably paid in investigation, defense, or settlement of any of the foregoing. For all purposes in this Agreement the term “Damages” does not include any Non-Reimbursable Damages. “De Minimis Claim” has the meaning set forth in Section 7.2(b)(i). “Deductible” has the meaning set forth in Section 7.2(b)(ii).

A-5 002346-0005-14520-Active.17967989.19 “Deeds” means the limited warranty deeds (or their equivalents) acceptable for recording in the applicable land records office by which the FERC Boundary Owned Real Property is to be conveyed by Seller to Buyer, substantially in the form attached hereto as Exhibit C. “Disqualified Owner” means (a) a U.S. federal or any state or local government, or any political subdivision, agency or instrumentality thereof, (b) an organization that is described in Section 501(c) of the Code and is exempt from tax under Section 501(a) of the Code, (c) an entity referred to in Section 54(j)(4) of the Code, (d) a real estate investment trust, as defined in Section 856(a) of the Code, (e) a regulated investment company, as defined in Section 851(a) of the Code, (f) any person described in Section 50(d)(1) of the Code, (g) any person who is not a United States person as defined in Section 7701(a)(30) of the Code (other than a foreign partnership or foreign pass-through entity) unless such person is subject to U.S. federal income tax on more than 50% of the gross income derived by such person, or (h) a partnership or other “pass-thru entity” (within the meaning of paragraph (g)(4) of Section 1603, including a single member disregarded entity and a foreign partnership or foreign pass-through entity), any direct or indirect partner (or other holder of an equity or profits interest) of which is an organization described in (a) through (g) above unless such person owns such direct or indirect interest in the partnership or pass-through entity through a “taxable C corporation” (other than a real estate investment trust or regulated investment company), as that term is used in the Treasury Guidance. “Donation” means the Agreement for the Bargain Sale and Conservation Easement Donation between Seller (f/k/a PPL Holtwood, LLC), the Lancaster County Conservancy, the Pennsylvania Department of Conservation and Natural Resources, and the Conservation Society of York County, dated March 23, 2010. “Easements” means all easements, rights of way, permits, options, prescriptive rights and other ways of necessity, whether or not of record, relating to real property. “Estimated Surge Tank Remaining Budget” has the meaning set forth in Section 2.6(a). “Effective Time” has the meaning set forth in Section 2.8(a). “Environmental Law” means any applicable Law relating to (a) pollution or the protection of air, surface water, groundwater, wetlands, land, soil, human health (to the extent related to exposure to Hazardous Substances), natural resources, wildlife, flora, fauna or the environment, or (b) the treatment, storage, handling, use, generation, Release or disposal of, or exposure to, Hazardous Substances. “Environmental Permits” has the meaning set forth in Section 3.13(a). “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations thereunder.

A-6 002346-0005-14520-Active.17967989.19 “Estimated Proration Adjustment Amount” has the meaning set forth in Section 2.8. “Estimated Prorated Amount” has the meaning set forth in Section 2.8(b). “Excluded Affiliate Arrangements” means all Contracts and services between Seller, on the one hand, and any Affiliate of Seller, on the other hand, including the provision of tax, accounting, legal, banking and other support services and centralized cash management, insurance and risk management services, as more fully described on Schedule 1.1(f)(h), but excluding the Contracts listed on Schedule 1.1(f). “Excluded Assets” means: (a) the Non-FERC Boundary Owned Real Property and all appurtenances thereto, together with all buildings, fixtures, component parts, other constructions and other improvements thereon and thereto, including all construction work in progress; (b) all personal property located on the Non-FERC Boundary Owned Real Property; (c) all cash, cash equivalents, certificates of deposit, bank deposits, commercial paper and other securities, in all events excluding all Prepayments; (d) all Excluded Affiliate Arrangements, including the intercompany receivables; (e) all claims, causes of action, rights of recovery, rights of set-off, rights to refunds and similar rights of any kind in favor of Seller arising from or relating to the ownership or operation of the Transferred Assets that (A) pertain to a Retained Liability or (B) are related to “Excluded Assets” of the type described in clause (f) below; (f) all accounts receivable other rights to payments, credits, offsets, in-kind or exchange arrangements, adjustments, reconciliations, and any similar rights arising from or relating to the Assigned Contracts (including payments in respect of warranty claims and claims for breach thereunder) or the Transferred Employees (including all Benefit Plans), in each case to the extent arising during any period or portion thereof prior to the Closing Date; (g) corporate seal, organizational documents, minute book and other records relating to the organization of Seller and any rights of Seller or any of its Affiliates in the name “Talen”, “PPL”, any other trade names, trademarks, service marks, corporate symbols or logos; (h) all rights of Seller under this Agreement (and in connection with the auction process for the sale of the Business) and any other agreement entered into by Seller in connection herewith;

A-7 002346-0005-14520-Active.17967989.19 (i) all Tax assets (including duty and tax refunds and prepayments) of Seller or any of its Affiliates and any Tax refunds attributable to Taxes imposed upon the Transferred Assets for any period (or portion thereof) before the Effective Time; (j) all Tax Returns of Seller or any of its Affiliates and all books and records (including working papers) related thereto; (k) all rights or interests of Seller or its Affiliates to, or under, and any funds and property held in trust or any other funding vehicle related to any Benefit Plan; (l) all assets of the Benefit Plans; (m) all insurance policies and rights thereunder; (n) any warranties against manufacturers or vendors to the extent not acceptable to Buyer (but, in all events, excluding all Material Warranties); (o) all Permits described on Schedule 1.1(g); and (p) any other records of Seller or its Affiliates other than the Books and Records. “Facilities” has the meaning set forth in the Recitals. “FERC” means the Federal Energy Regulatory Commission, any successor agency or any agency succeeding to its authority. “FERC Boundary Owned Real Property” has the meaning set forth in Section 3.11(a). “Filing” has the meaning set forth in Section 3.3. “Final Order” means an action by a Governmental Entity that has not been reversed, enjoined, set aside, annulled or suspended and as to which (i) no request for stay of the action is pending, no such stay is in effect and if any time period is permitted by statute or regulation for filing any request for such stay, such time period has passed, (ii) no petition for rehearing of the action is pending and the time for filing any such petition or application has passed, (iii) such Governmental Entity does not have the action under reconsideration on its own motion, and (iv) no appeal to a court or a request for stay by a court of the Governmental Entity’s action is pending or in effect and the deadline for filing any such appeal or request has passed; provided that, an order of any Governmental Entity granting approval of the transactions contemplated by this Agreement may be deemed a Final Order during the pendency of any reconsideration or rehearing, application or request for review, or notice of appeal or other judicial petition for review if Buyer's and Seller’s respective regulatory counsel in good faith agree that such proceedings are not reasonably likely to result in a reversal of such order. “Financial Statements” has the meaning set forth in Section 3.18(a).

A-8 002346-0005-14520-Active.17967989.19 “FPA” shall mean the Federal Power Act, as amended, and the rules and regulations promulgated thereunder. “GAAP” means generally accepted accounting principles in the United States, as consistently applied by Seller and its Affiliates with respect to the Business in accordance with their past practices. “Governmental Entity” means any court, tribunal, arbitrator, authority, agency, commission, legislative body, official or other instrumentality of the United States or any foreign, state, county, city or other political subdivision or similar governing entity, and including any governmental, quasi-governmental or non-governmental body administering, regulating or having general oversight over electric reliability or gas, electricity, power or other markets, including the Pennsylvania Public Utility Commission, the Alternative Energy Portfolio Standard Program Administrator, and the Pennsylvania Department of Environmental Protection. “Guarantor” means Brookfield Renewable Energy Partners L.P. “Hazardous Substance” means any chemical substance, waste or material listed, defined or classified as a pollutant, contaminant, hazardous substance, hazardous material, toxic substance, or hazardous or solid waste under any Environmental Law, including, petroleum, polychlorinated biphenyls, and asbestos and any other chemicals, substances, wastes or material in any amount or concentration which are regulated under or for which liability would reasonably be expected to be imposed under any Environmental Law. “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law, and regulations and rules issued by the U.S. Department of Justice or the Federal Trade Commission pursuant to that act or any successor law. “Indebtedness” means, without duplication, (a) any indebtedness for borrowed money, together with all accrued interest and fees associated therewith, (b) any indebtedness evidenced by any note, bond, debenture or other debt security, together with all accrued interest and fees associated therewith, excluding any surety bonds (c) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (d) any liabilities or other obligations associated with interest rate or other derivative securities, and (e) guarantees with respect to any indebtedness of the types specified in clauses (a) through (d). “Indemnified Buyer Entity” has the meaning set forth in Section 7.2(a). “Indemnified Entity” has the meaning set forth in Section 7.4(a). “Indemnified Seller Entity” has the meaning set forth in Section 7.3. “Indemnifying Party” has the meaning set forth in Section 7.4(a).

A-9 002346-0005-14520-Active.17967989.19 “Independent Accounting Firm” means PricewaterhouseCoopers or, if PricewaterhouseCoopers is unavailable, an independent accounting firm of national reputation that is selected by mutual agreement of Seller and Buyer or, if Seller and Buyer do not reach mutual agreement on the independent accounting firm to be selected within five (5) days after any Party first receives written notice from the other Party requesting such mutual agreement in connection with a requirement for such Independent Accounting Firm under this Agreement, then by mutual agreement by Seller’s and Buyer’s respective accounting firms; provided, that if Seller’s and Buyer’s respective accounting firms do not reach mutual agreement on an independent accounting firm within five (5) days after such decision is referred to them for determination, then the independent accounting firm shall be selected by the American Arbitration Association pursuant to the then effective and applicable rules of the American Arbitration Association (with Seller, on the one hand, and Buyer, on the other hand, sharing equally the cost of such selection process). “Intellectual Property” means patents, trademarks, trade names, service marks, copyrights, domain names and any applications therefor. “Interim Period” means the period beginning on the date hereof and ending at the Closing. “Knowledge” means, (i) in the case of Seller, the actual knowledge (as opposed to any constructive or imputed knowledge) of the individuals listed on Schedule 1.1(b) after reasonable inquiry of the subject matter in question, and (ii) in the case of Buyer, the actual knowledge (as opposed to any constructive or imputed knowledge) of the individuals listed on Schedule 1.1(c) after reasonable inquiry of the subject matter in question. “Law” means, with respect to any Person, any statute, law, standard, code, principle of common law, treaty, ordinance, rule, constitution, administrative interpretation, regulation, Order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Entity applicable to such Person or any of its respective properties or assets, as amended from time to time. “Leased Real Property” has the meaning set forth in Section 3.11(b). “Liability” means, with respect to any Person, any liability, Indebtedness or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, due or to become due. “Lien” means any charge, adverse claim, lien, option, encumbrance, mortgage, pledge or security interest on property. “Machinery and Equipment” means all machinery, equipment, materials, supplies, spare parts, fixed assets, furniture, inventory, vehicles and other tangible and intangible personal property (i) owned or held by Seller that are located within the FERC Boundary Owned Real Property (including the personal property listed on Schedule 1.1(d)) and, in the case of intangible

A-10 002346-0005-14520-Active.17967989.19 personal property (other than Intellectual Property) otherwise used for the Facilities or the other Transferred Assets, including any Prepayments, all Material Warranties and, to the extent assignable, all other applicable warranties against manufacturers or vendors; and (ii) the tangible personal property in transit to the Facilities or otherwise not located at the Facilities that is listed on Schedule 1.1(e). “Material Adverse Effect” means any change or event that is materially adverse to (i) the assets, liabilities, operations or condition (financial or otherwise) of the Business, taken as a whole, in each case, except for any such change or event resulting from or arising out of (a) changes in economic conditions generally or in the industries in which the Business is conducted, whether international, national, regional or local, (b) changes in international, national, regional, state or local wholesale or retail markets (including market description or pricing) for energy, electricity, fuel supply or ancillary services, including those due to actions by competitors, (c) changes in general regulatory or political conditions, including any acts of war, civil unrest or terrorist activities (or similar activities) except to the extent resulting in damage to the Transferred Assets, (d) changes in international, national, regional, state or local markets for fuel used or usable in the Business, (e) changes in international, national, regional, state or local electric transmission or distribution systems, including the operation or condition thereof, (f) any changes in the costs of commodities, services, equipment, materials or supplies, including fuel and other consumables, or changes in the price of energy, capacity or ancillary services, (g) effects of weather or meteorological events, including climate change except to the extent resulting in damage to the Transferred Assets, (h) any change of Law, accounting standards or regulatory policy adopted or approved by any Governmental Entity, (i) changes or adverse conditions in the securities markets, including those relating to debt financing, interest rates or currency exchange rates, (j) the announcement, execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, (k) the failure to meet any projected or estimated revenues or profits for any period; provided that the exception in this clause shall not prevent or otherwise affect a determination that any change or event underlying such failure has resulted in a Material Adverse Effect; and (l) any actions specifically required to be taken pursuant to this Agreement or expressly consented to by Buyer (provided, in the case of clauses (c), (e), (g) and (h), if any such change or event affects the Transferred Assets (including the ownership or operation thereof in the Business) disproportionately as compared to other similarly situated hydroelectric power plants located in the Eastern region of the PJM Interconnection, it shall be taken into account in determining whether a Material Adverse Effect has occurred) or (ii) Seller’s ability to perform its obligations hereunder. “Material Contracts” has the meaning set forth in Section 3.10. “Material Warranties” means all currently effective warranties by any vendor, materialman, supplier, contractor or subcontractor to Seller covering the Transferred Assets or any component thereof with a value of $250,000 or more. “Non-FERC Boundary Owned Real Property” means all parcels of real property owned or held by Seller outside of the FERC Boundary Owned Real Property.

A-11 002346-0005-14520-Active.17967989.19 “Non-Reimbursable Damages” has the meaning set forth in Section 7.7(c). “Non-Union Employees” has the meaning set forth in Section 5.10(d). “Order” means any award, decision, injunction, judgment, order, writ, decree, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Entity that possesses competent jurisdiction. “Outside Date” has the meaning set forth in Section 8.1(a). “Owner’s Affidavits” has the meaning set forth in Section 5.14(b). “Party” or “Parties” means Seller and Buyer, individually, a “Party”, and collectively as the “Parties”. “Permit” means any permit, certificate, license, franchise, consent, approval, registration, water right or similar authorization issued, made or rendered by any Governmental Entity that possesses competent jurisdiction. “Permitted Lien” means: (a) any Lien for Taxes not yet due or delinquent, (b) any mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other like Lien arising in the ordinary course of business with respect to a liability that is not yet due or delinquent (it being understood, however, that the mechanics lien claim against Seller pursuant to the Notice of Filing of Mechanics’ Lien Claim by and between Walsh Construction Company and Seller shall not be deemed a Permitted Lien), (c) imperfections or irregularities of title that do not, and would not reasonably be expected to, individually or in the aggregate, materially interfere with the operation of the Business, (d) zoning, planning, and other similar limitations and restrictions, all rights of any Governmental Entity to regulate the Real Property, in each case, that do not, and would not reasonably be expected to, individually or in the aggregate, materially interfere with the operation of the Business, (e) [intentionally omitted], (f) all rights of condemnation, eminent domain or other similar rights of any Person, in each case, that do not and would not reasonably be expected to, materially interfere with the operation of the Business, (g) as to the Leased Real Property, statutory Liens of lessors or the terms and conditions of the Real Property Leases with respect thereto; (h) any Lien to be released on or prior to Closing, (i) as to any Real Property, any occupancy agreement affecting such property which does not, and would not reasonably be expected to, materially interfere with the operation of the Business, (j) all rights-of-way, easements, servitudes, restrictions, covenants and other similar non-monetary matters, whether or not of record that do not, and would not reasonably be expected to, individually or in the aggregate, materially interfere with the operation of the Business, (k) such matters shown on Schedule B, Section 2 (Exceptions) in the Title Insurance Commitments (a) in each case, that do not and would not reasonably be expected to, materially interfere with the operation of the Business; (b) in each case, if and to the extent affecting the FERC Boundary Owned Real Property; and (c) excluding any items deleted from the Title Policy pursuant to the Owner’s Affidavits, (l) any Lien removed or bonded over pursuant to Section 5.14(c), and (m) Liens disclosed on Schedule 1.1(a).

A-12 002346-0005-14520-Active.17967989.19 “Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental Entity. “Prepayments” means all advance payments, prepaid expenses (including rent), prepaid taxes, progress payments and deposits of Seller, and rights to receive prepaid expenses, deposits or progress payments relating to the ownership, operation and maintenance of the Transferred Assets, but not including any prepaid expenses or deposits attributable to Excluded Assets. “Prorated Amount” means, (i) with respect to any Prorated Item that is a Prepayment, the amount allocable to the period on or after the Closing Date that was paid by Seller prior to the Closing Date, and (ii) with respect to any other Prorated Item, the amount (expressed as a negative number) allocable to the period prior to the Closing Date, whether or not then due and payable, which was not paid by Seller prior to the Closing Date and which represents an Assumed Liability, excluding, for the avoidance of doubt, any amount paid by Seller after the Closing Date directly to the applicable Third Party, in each case, prorated in accordance with the methodology specified in Schedule 2.8 with respect to such Prorated Item. “Prorated Difference” has the meaning set forth in Section 2.8(c). “Prorated Items” has the meaning set forth in Section 2.8(a). “Proration Adjustment Notice” has the meaning set forth in Section 2.8(c). “Purchase Price” has the meaning set forth in Section 2.5(a). “Purchase Price Allocation” has the meaning set forth in Section 2.5(b). “Real Property” has the meaning set forth in Section 3.11(b). “Real Property Leases” has the meaning set forth in Section 3.11(b). “Related to the Business” means required for, related to, or used in connection with, the Business as currently conducted by Seller. “Release” or “Released” has the meaning set forth in 42 U.S.C. Section 9601(22). “Remaining Budget Adjustment Statement” has the meaning set forth in Section 2.6(b). “Representatives” means the officers, directors, managers, employees, counsel, accountants, financial advisers or consultants of a Person. “Retained Liabilities” means all of the following Liabilities:

A-13 002346-0005-14520-Active.17967989.19 (i) Liabilities of Seller, including accounts payable, refunds, credits and offsets, under the Assigned Contracts to the extent arising before the Closing Date; (ii) Liabilities of Seller or any of Seller’s Affiliates to the extent relating to or arising out of the Excluded Assets (including, for the avoidance of doubt, all Liabilities to the extent relating to or arising out of the Non-FERC Boundary Owned Real Property); (iii) any Liabilities owed by Seller to any Affiliate of Seller, excluding Liabilities relating to or arising out of the Contracts listed on Schedule 1.1(f) to the extent arising on or after the Closing Date; (iv) any recapture of or reduction in the amount of Treasury Cash Grants previously received by Seller other than any such recapture or reduction that constitutes an Assumed Liability; (v) any Liability for Taxes attributable to or imposed upon Seller or its Affiliates, or attributable to or imposed upon the Transferred Assets for any period (or portion thereof) before the Effective Time, excluding any Transfer Taxes; (vi) except to the extent an Assumed Liability, (x) all Liabilities associated with Company Employees who are not Transferred Employees; (y) all Liabilities associated with the Transferred Employees arising prior to such Transferred Employee’s respective Transfer Date and (z) all Liabilities arising out of any Benefit Plans; (vii) any Liability incurred in connection with the making or performance of this Agreement and the transactions contemplated hereby; and (viii) any Liability arising out of the Claims set forth on Schedule 3.8. “Section 1603” means Section 1603 of Division B of the American Recovery and Reinvestment Act of 2009, P.L. 111-5. “Seller Mark” or “Seller Marks” has the meaning set forth in Section 5.7(a). “Seller” has the meaning set forth in the Preamble. “Seller Pension Plan” has the meaning set forth in Section 5.10(i). “Seller Retiree Plans” has the meaning set forth in Section 5.10(h). “Seller’s 401(k) Plans” has the meaning set forth in Section 5.10(j)(i). “Straddle Taxable Period” means any portion of a taxable period beginning on or before the Effective Time and ending after the Effective Time.

A-14 002346-0005-14520-Active.17967989.19 “Subsidiary” means, with respect to any specified Person, any other Person of which such specified Person, directly or indirectly through one or more Subsidiaries, (a) owns at least 50% of the outstanding equity interests entitled to vote generally in the election of the board of directors or similar governing body of such other Person, or (b) has the power to generally direct the business and policies of that other Person, whether by contract or as a general partner, managing member, joint venture, agent or otherwise. “Support Obligations” has the meaning set forth in Section 5.3(a). “Surge Tank Budgeted Amount” has the meaning set forth in Section 5.8(a). “Surge Tank Remaining Budget” means the Surge Tank Budgeted Amount minus the aggregate amount paid or payable to the contractor under the Surge Tank Rehabilitation Contract by Seller and its Affiliates, prior to Closing; provided that if the Surge Tank Rehabilitation is completed on or prior to Closing, the Surge Tank Remaining Budget shall be zero. “Surge Tank Rehabilitation” means the repairs to the 55-foot-diameter by 135- foot-tall riveted steel surge tank at the end of the flow line and upstream of the penstocks leading to the powerhouse at the Wallenpaupack Facility based on the study conducted by HDR, Inc. (Surge Tank Rehabilitation Evaluation – April 2015), which consists of adding two additional external reinforcing rings to shell courses 14 and 16 of the existing surge tank. “Surge Tank Rehabilitation Contract” has the meaning set forth in Section 5.8(a). “Talen Energy Supply” has the meaning set forth in the Recitals. “Talen Energy Supply Guaranty” has the meaning set forth in the Recitals. “Tax” or “Taxes” means any taxes, customs, duties, levies, penalties or other assessments, fees and other governmental charges in the nature of a tax imposed by any Governmental Entity, including, but not limited to, income, profits, gross receipts, net proceeds, windfall profit, severance, property, personal property (tangible and intangible), production, sales, use, leasing or lease, license, excise, duty, franchise, capital stock, net worth, employment, occupation, payroll, withholding, social security (or similar), unemployment, disability, fuel, excess profits, occupational, premium, severance, estimated, alternative or add-on minimum, ad valorem, value added, turnover, transfer, stamp, or environmental tax, or any other tax, custom, duty, fee, levy or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax, or additional amount attributable thereto. “Tax Returns” means any return, report, statement, information return or other document (including any amendments thereto and any related or supporting information) filed or required to be filed with any Governmental Entity in connection with the determination, assessment, collection or administration of any Taxes or the administration of any Laws and any

A-15 002346-0005-14520-Active.17967989.19 other administrative requirements relating to any Taxes, including any information return, claim for refund, amended return and declaration of estimated Tax. “Taxing Authority” means, with respect to any Tax, the Governmental Entity that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such entity or subdivision. “Title Insurance Commitments” has the meaning set forth in Section 5.14(b). “Title Insurer” means Fidelity National Title Insurance. “Third Party” has the meaning set forth in Section 7.4(a). “Third Party Claim” has the meaning set forth in Section 7.4(b). “Title Policy” means an owner’s standard form policy of title insurance insuring title to the Real Property described in the Title Pro Formas on the terms and conditions set forth therein and issued with an effective date of the Closing Date. “Transfer Date” has the meaning set forth in Section 5.10(b). “Transfer Taxes” means all transfer, sales, use, goods and services, value added, documentary, stamp duty, gross receipts, excise, transfer and conveyance Taxes and other similar Taxes, duties, fees or charges incurred in connection with this Agreement and the transactions contemplated hereby. “Transferred Assets” means all property and assets, real, personal or mixed, tangible and intangible, of every kind and description, wherever located, of Seller Related to the Business, including all right, title and interest in and to the following: (a) The FERC Boundary Owned Real Property and all appurtenances thereto, together with all buildings, fixtures, component parts, other constructions and other improvements thereon and thereto, including all construction work in progress; (b) the Machinery and Equipment; (c) to the extent their transfer is permitted by Law, subject to Section 2.12, all Permits, including all Permits set forth on Schedule 3.9(a)(i), owned or held by Seller and Related to the Business, and all applications therefor; (d) subject to Section 2.12, the Assigned Contracts; (e) the Books and Records, subject to Section 5.1; and (f) the Transferred Intellectual Property.

A-16 002346-0005-14520-Active.17967989.19 Notwithstanding anything to the contrary in the foregoing, the Transferred Assets shall in no event include any of the Excluded Assets. “Transferred Employees” has the meaning set forth in Section 5.10(b). “Transferred Intellectual Property” shall mean all Intellectual Property of Seller and all Contracts and other rights of Seller to use or license Intellectual Property of any Third Party, in each case Related to the Business. “Treasury Cash Grant” means a grant under Section 1603. “Treasury Guidance” means the Treasury’s program guidance publication, issued on July 9, 2009 entitled “Payments for Specific Energy Property in Lieu of Tax Credits under the American Recovery and Reinvestment Act of 2009,” as amended, and any other guidance (including frequently asked questions and answers), instructions, or terms and conditions published or issued by the Treasury or the Internal Revenue Service in respect of a Treasury Cash Grant or any application therefor. “Union” means the Local Union No. 1600 of the International Brotherhood of Electrical Workers A.F.L. C.I.O. “Union Employees” has the meaning set forth in Section 5.10(c). “WARN” has the meaning set forth in Section 5.10(l).